EXHIBIT 10.1

EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (“Agreement”), effective as of the Effective Date (as defined below), is entered into by and among the Federal Home Loan Bank of San Francisco (the “Bank”) and John Gregory Seibly (“Executive”).
WHEREAS, the Bank desires to employ Executive as President and Chief Executive Officer (“CEO”) and to enter into an agreement embodying the terms of such employment;
WHEREAS, Executive desires to accept employment as President and CEO, subject to the terms and conditions of this Agreement;
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.Position and Duties. The Executive has been retained by the Bank as its President and CEO with overall charge and responsibility for the business and affairs of the Bank. The Executive shall report directly to the Board of Directors (“Board”) and shall perform such duties as the Executive shall reasonably be directed to perform by the Board. The Executive shall devote his best efforts to the performance of his duties of his position with the Bank and shall devote substantially all his business time and attention to the performance of his duties under this Agreement, excluding any periods of vacation and sick leave to which the Executive is entitled. The Executive may: (a) serve on civic or charitable boards or committees; (b) serve on no more than two (2) for-profit company boards or committees; and (c) deliver lectures and fulfill speaking engagements, so long as such activities do not in the view of the Board interfere, in any substantive respect, with Executive’s responsibilities hereunder or conflict in any material way with the business of the Bank or the Bank’s codes of conduct.
2.    Term. Subject to the provisions for early termination hereinafter provided, Executive’s employment hereunder shall be for an initial term commencing on May 12, 2016 (the “Effective Date”), and ending three (3) years from the Effective Date (the “Initial Term”); provided, however, that the Term of the Agreement shall be automatically extended by one (1) year effective on the three-year anniversary of the Effective Date, and each year thereafter until such date as either the Bank or the Executive shall have terminated this automatic extension provision by giving written notice to the other party at least one (1) month prior to the end of the Initial Term of the Agreement or any extension thereof (any term after the Initial Term is referred to herein as “Term”). Notwithstanding the foregoing, this employment agreement is “at will” by law and may be terminated at any time, including at any time during or following the Initial Term or any Term, without cause by either party on written notice (“Termination”). No other prior or subsequent oral representations, writings, or course of conduct by anybody at the Bank may alter the “at-will” nature of the employment relationship, and nothing in this Agreement should be construed to create any relationship other than “at-will” employment as specified herein. The “at-will” nature of the employment relationship at all times may be modified only when permitted by applicable law and by a writing signed by both Executive and the Bank, specifically amending this Agreement with respect to the issue of the “at-will” employment relationship.

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3.    Terms of Employment
A.    Position. Executive shall serve as President and CEO for the Bank. Executive shall independently perform such duties as are usual and customary for the position of President and CEO and such other work as the Board shall assign.
B.    Compensation.
(i)    Base Salary. Executive’s base salary during the Initial Term of Employment shall be $800,000.00 per annum (“Base Salary”). The Base Salary shall be subject to all applicable state and federal tax withholdings, payable in semi-monthly installments consistent with the Bank’s normal payroll process. The Base Salary is subject to review at the Board’s discretion and subject to prior review and non-objection by the Federal Housing Finance Agency or any successor agency (“Finance Agency”).
(ii)    Sign-On Payment. The Bank shall provide Executive with a sign-on payment in the amount of $600,000.00 (“Sign-On Payment”), subject to prior review and non-objection by the Finance Agency. The Sign-On Payment shall be subject to all applicable state and federal tax withholdings and payable as follows in two equal payments: $300,000 within thirty (30) days of the first anniversary of the Effective Date (“First Installment Date”) and $300,000 within thirty (30) days of the second anniversary of the Effective Date (“Second Installment Date”). In the event Executive’s employment terminates for Cause or Without Good Reason, as defined in Section 7, below (the “Termination Date”), and prior to the Second Installment Date, Executive agrees to pay the Bank within five (5) business days following the Termination Date the following amount: The Sign-On Payment paid as of the Termination Date multiplied by a fraction of which the numerator is the number of days between the Termination Date and the Second Installment Date, and the denominator is 365 In the event Executive’s employment terminates for Cause or Without Good Reason, as defined in Section 7, below, after the Second Installment Date and prior to the three year anniversary of the Effective Date (the “Repayment Date”), Executive agrees to pay the Bank within five (5) business days following the Termination Date the following amount: The Sign-On Payment paid as of the Termination Date multiplied by a fraction of which the numerator is the number of days between the Termination Date and the Repayment Date, and the denominator is 1,095.
(iii)    Supplemental SERP Contribution Credit. Executive shall be eligible to participate in the Bank’s Supplemental Executive Retirement Program (“SERP”), attached hereto as Exhibit A, based on the Effective Date. No Contribution Credit shall be made under the Supplemental Three Year Contribution Credit schedule set forth in Exhibit A on any date set forth therein if the Participant has a Termination prior to such date; provided, however, if the Participant has a Termination prior to the second anniversary of the Participant’s employment commencement date with the Bank solely by reason of the Participant’s death, Disability, or involuntary termination by the Bank without Cause or termination by Executive for Good Reason, then on the Participant’s date of Termination of Employment, the Participant’s Account will be credited with any unpaid Contribution Credit. Together, the Sign-On Payment and the Supplemental Three Year Contribution Credit set forth in the SERP are referred to together as the “Sign-On Benefits”.

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(iv)    Incentive Compensation. In addition to Base Salary, Executive shall be eligible to participate in incentive compensation plans (“Incentive Compensation”) as provided below.
a.    Executive shall be eligible to participate in the Bank’s short-term cash incentive plan (“President’s Incentive Plan”), established annually as determined and approved by the Board and subject to prior review and non-objection by the Finance Agency. The President’s Incentive Plan is amended by the Board from year-to-year and is subject to the prior review and non-objection by the Finance Agency. Executive is eligible to participate on a pro-rata basis in the 2016 President’s Incentive Plan, attached hereto as Exhibit B, based on the Effective Date. If Executive commences employment prior to June 30, 2016, the pro-rata calculation will be determined as if the Effective Date were April 1, 2016 (“Supplemental PIP Participation”), subject to prior review and non-objection by the Finance Agency. In the event the pro-rata amount allowed is less than the Supplemental PIP Participation, the difference between the permitted amount and the Supplemental PIP Participation shall be credited to Executive’s SERP account as an Additional Discretionary Contribution Credit as referred to in Exhibit A, subject to prior review and non-objection by the Finance Agency and subject to the three year vesting schedule in the SERP.
b.    Executive shall be eligible to participate in the Bank’s long-term cash incentive plans for the Bank’s President (“Executive Performance Unit Plans” or “EPUP”), established annually as determined and approved by the Board and subject to prior review and non-objection by the Finance Agency. Executive is eligible to participate on a pro-rata basis in the 2014-2016, 2015-2017, and 2016-2018 EPUPs, attached hereto as Exhibit C, based on the Effective Date. If Executive commences employment prior to June 30, 2016, the pro-rata calculation will be determined as if the Effective Date were April 1, 2016 (“Supplemental EPUP Participation”), subject to prior review and non-objection by the Finance Agency. In the event the pro-rata amount allowed is less than the Supplemental EPUP Participation, the difference between the permitted amount and the Supplemental EPUP Participation shall be credited to Executive’s SERP account Additional Discretionary Contribution Credit as referred to in Exhibit A, subject to prior review and non-objection by the Finance Agency.
(v)    Taxes and Withholdings. The Bank may withhold from any amounts payable under this Agreement, including any Incentive Compensation, such federal, state or local taxes as may be required to be withheld pursuant to applicable law or regulations, which amounts shall be deemed to have been paid to Executive.
C.    Benefit Programs. Executive is entitled to participate in relevant benefit plans, including currently the Bank’s health benefit plans, Savings 401(k) Plan, Cash Balance Plan, Deferred Compensation Plan, Benefit Equalization Plan and Supplemental Executive Retirement Plan, provided he meets certain eligibility requirements and shares a portion of the costs, as applicable, in accordance with each such plan, as they may be in effect from time to time. Details of such benefits are included in the Bank’s policies, benefit summaries and plan descriptions.

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D.    Relocation. The Bank will reimburse Executive for reasonable temporary housing costs (up to 180 days), moving costs and non-recurring transactions costs related to the sale of his house in the Portland, OR area and the purchase of a home in the San Francisco Bay area, as provided herein (“Relocation Costs”). The Bank expects that Executive will move permanently to the San Francisco Bay area within a reasonable period, but in no event later than the first anniversary of the Effective Date. The Bank will reimburse Executive up to $250,000.00 for actual Relocation Costs supported by adequate receipts and documentation sufficient to satisfy taxing authorities and as required by Bank policy (“Reimbursement Allowance”). Executive’s submission(s) for reimbursement from the Reimbursement Allowance must be completed by no later than the first anniversary of the Effective Date, at which time any unused portion of the Reimbursement Allowance shall be forfeited. Any funds Executive receives from the Reimbursement Allowance that are not excludable, non-taxable benefits under applicable tax guidelines will be reported to taxing authorities on Executive’s annual W-2 for the applicable tax year. Executive shall be fully responsible for all employee tax consequences of any portion of the Relocation Allowance that constitutes a taxable benefit for income and/or employment tax purposes pursuant to Internal Revenue Service and any state tax guidelines.
4.    Expense Reimbursement. Executive may submit reasonable, out-of-pocket, work-related expenses to the Bank for reimbursement, including without limitation mobile phone monthly service and usage, consistent with any policies that the Bank may then have in place regarding expense reimbursements.
5.    Vacation Time. Executive shall be entitled to four (4) weeks’ vacation per year (including 2016), which shall be scheduled and taken consistent with any applicable policy of the Bank. Executive shall coordinate his vacation so that it will not provide an undue disruption.
6.    Executive Covenants.
A.    Confidentiality. During employment with the Bank, Executive may have access to various trade secrets and confidential, proprietary, or sensitive information. This may include, without limitation, financial information; information about the Bank’s systems, processes, or security; information about internal Bank discussions and deliberations concerning issues of importance either to the Bank or to its member institutions; information about the Bank’s consultants, customers, or information about the Finance Agency; or information about the Bank’s member institutions and other Federal Home Loan Banks or other, third-party financial information that is not generally known to the public and could not be discovered by someone reasonably familiar with the industry. Executive may also have access to customer files, the Bank’s personnel files, information about Bank employee compensation, or other information that is personal confidential information as described below. In addition, the Bank has a proprietary interest in maintaining sole control of its inventions, discoveries, trade secrets and improvements, software and computer models, financial information, any other information having present or potential commercial value to the Bank, and confidential information of any kind belonging to others but licensed or disclosed to the Bank for use in its business. All of this information is deemed to be “Confidential Information.” Executive agrees as a condition of employment to protect Confidential Information, to sign further agreements designed to protect Confidential Information, to abide by confidentiality requirements in the Bank’s Employee Handbook, and to comply with the Bank’s Information Security Policy and Enterprise

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Information Security and Technology Standards collectively, the “Information Security Policy and Standards.”
Notwithstanding anything to the contrary contained in the foregoing limitations, Executive will not be required to keep confidential any confidential or proprietary information that: (i) is known or available through other lawful sources, not bound by a confidentiality agreement with the Bank or Finance Agency regulation, (ii) is or becomes publicly known or generally known in the industry through no fault of Executive or his agents, (iii) is required to be disclosed pursuant to any laws, regulations, subpoenas, judgment and/or orders of any governmental body (provided where applicable the Bank is provided reasonable prior written notice before Executive makes any such disclosure as set forth in (iii)), or (iv) that was known to or by Executive without restriction from a source which, to Executive’s knowledge, is free of any obligation of confidentiality prior to the execution date of this Agreement. Nothing herein shall be construed to prevent compliance with, or the exercise of, Executive’s rights under applicable laws.
B.    Nonsolicitation. While Executive is employed by the Bank and for a period of one (1) year thereafter, Executive shall not, without the prior written consent of the Bank, directly or indirectly, on Executive’s own account or on behalf of or with any other person, as an employee, agent, consultant, partner, joint venturer, owner, officer, director, member of any other firm, partnership, corporation or other entity, or in any other capacity, personally or through others: (a) use Confidential Information to solicit, induce (or attempt to induce) or cause any client or customer that has transactions or assignments pending with the Bank to discontinue or reduce their transactions or assignments with the Bank, or otherwise breach or materially disrupt a contractual relationship between the Bank and any client, customer or vendor of the Bank; or (b) solicit, induce or encourage or attempt to solicit, induce or encourage (on Executive’s own behalf or on behalf of others) any individual who at the time is an employee or consultant of the Bank to leave his or her employment or service relationship with the Bank or to commence employment or a service relationship with any other party. It is not a violation of this Agreement for Executive, following Termination, to seek from a Bank client or customer transactions or assignments that are not pending with the Bank at the time of Termination. For purposes of this paragraph, (a) the use of general non-targeted employment advertising shall not be deemed to be solicitation and (b) the foregoing restrictions on solicitation shall only apply to employees of the Bank at the time of such solicitation.
C.    Noncompetition. Executive hereby covenants that he will not, during his employment with the Bank, directly or indirectly, in any capacity, engage or participate in, or become employed by or render advisory or consulting or other services that might create a conflict of interest with the Bank (it being acknowledged that service on civic or charitable boards or committees, service on no more than two (2) for-profit company boards, and delivering lectures and fulfilling speaking engagements, as set forth in Section 1, shall not be deemed to violate this section).
D.    Work Product. Any client or customer lists, prospective client or customer lists, plans, strategies, methodologies, secrets, processes, forecasts, ideas, developments, writings, designs, documents, papers, notes, notebooks, memoranda, computer files, software and other written or electronic records or confidential proprietary information of

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any kind made or developed in whole or in part by Executive during his employment with the Bank (the “Work Product”) are, and shall remain, the exclusive property of the Bank. To the extent that any of the Work Product is capable of protection by copyright, Executive acknowledges that it is created within the scope of his employment hereunder and is a “work made for hire.” Previously held knowledge, plans, contacts or other intellectual property by Executive that pre-date him rendering services to the Bank are excluded from this provision and shall be disclosed in writing to the Bank on or prior to the Effective Date.
E.    Non-Disparagement. Executive hereby covenants that during his employment and for three (3) years after Termination, he will not make any remarks disparaging the conduct or character of the Bank, its members or employees, except as required by law. Nothing in this Agreement prohibits Executive from reporting possible violations of federal law or regulation to any governmental agency, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing herein shall be construed to prevent compliance with, or the exercise of, Executive’s rights under applicable laws.
F.    Cooperation. Executive hereby covenants that at any time after Termination of his employment with the Bank, Executive will cooperate with the Bank to the extent reasonably necessary to assist in the transition of his responsibilities and in any litigation or administrative proceedings involving any matters with which Executive was involved during his employment. The Bank will reimburse Executive for reasonable expenses, if any, incurred in providing such assistance.
G.    Provisional and Equitable Remedies. If Executive should default in any of his obligations under this Section 6, Executive acknowledges that the Bank may be irreparably damaged and that it would be extremely difficult and impractical to measure such damage. Accordingly, Executive acknowledges that the Bank, in addition to any other available rights or remedies, shall be entitled to specific performance, injunctive relief and any other equitable remedy, without the obligation to post any bond or other security. Employee hereby waives the defense that a remedy at law or damages is adequate.
H.    Survival of Covenants. The provisions of Sections 6.A, 6.B, 6.C, 6.D, 6.E, 6.F and 6.G shall survive Termination of Executive’s employment with the Bank, irrespective of the reasons therefor.
7.    Termination. Executive’s employment hereunder shall commence on the Effective Date and continue until the earlier of (i) the expiration of the Initial Term or Term, as applicable, pursuant to Section 2, or (ii) the occurrence of any of the following:
A.    Death or Disability. Executive’s employment shall terminate immediately upon his death or, subject to applicable law, in the event of his Disability (as defined herein), such termination to be effective upon ninety (90) days’ written notice following delivery of the medical certification described in the next sentence. Executive shall be deemed to have a “Disability” if a medical doctor (selected by the mutual consent of Executive and the Company) certifies that Executive has for one hundred twenty (120) consecutive days or one hundred eighty (180) non-consecutive days in any twelve (12) month period been disabled in a manner which has rendered him unable to perform the essential functions of his job duties with or without

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reasonable accommodation. Executive will cooperate in submitting to a medical examination for the purpose of certifying disability under this Section 7.A, if requested by the Bank. Executive shall be entitled to have his personal physician in attendance at any such medical examination.
B.    For Cause. The Board may terminate Executive’s employment for “Cause” immediately upon written notice by the Bank to Executive. For purposes of this Agreement, “Cause” shall mean any of the following:
(i)    The commission of an act involving dishonesty, disloyalty, fraud or embezzlement by Executive that has a material adverse impact on the Bank or any successor or affiliate thereof;
(ii)    conviction of, or plea of ‘guilty” or ‘no contest” to, a felony, a crime of moral turpitude or a misdemeanor involving theft, fraud or forgery by Executive;
(iii)    Executive’s ongoing and repeated failure or refusal to perform or neglect Executive’s duties to the Bank in a material respect, which failure, refusal or neglect continues for fifteen (15) calendar days following Executive’s receipt of written notice from the Board stating with specificity the nature of such failure, refusal or neglect, or
(iv)     Executive engaging in conduct which has resulted in Executive being barred from employment by the Bank by operation of any law or regulation or by any final order of any court or regulatory authority or any agreement with any regulatory authority, including, without limitation, any removal or barring of employment of Executive pursuant to 12 USC §§ 4615, 4616, 4617 or 4636, or any of their successor sections or provisions.
(v)    The Bank shall make the determination that "Cause" exists in good faith and only if and when such determination has been approved in good faith by the Board; provided, however, that prior to a final determination that "Cause" under this Section 7.B exists, the Bank shall (y) provide to Executive in writing, in reasonable detail, the reasons for the determination that such "Cause" exists, and (z) provide the Executive with an opportunity to discuss the determination that "Cause" exists with the Board prior to the final decision to terminate the Executive's employment hereunder for such "Cause."
C.    Termination without Cause. The Board may terminate Executive’s employment without Cause at any time; provided, however, that such termination shall not be effective until written notice of such termination is provided to Executive by the Board.
D.    Termination by Executive for Good Reason or Resignation Without Good Reason. Executive may terminate his employment for Good Reason or resign Without Good Reason at any time upon thirty (30) days’ prior written notice to the Board. “Good Reason” shall mean, any of the following:
(i)    the relocation of Executive’s principal place of employment by the Bank to a location more than fifty (50) miles from Executive’s principal place of employment as of the Effective Date that also results in an increase in Executive's commute from the Executive's principal residence to Executive’s principal place of employment by the Bank of more than fifty (50) miles;

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(ii)    a change in Executive’s position that materially reduces his duties or responsibilities; or
(iii)    a material reduction in the aggregate value of Executive's base salary, benefits and short-term and long-term incentive payment opportunities as an employee of the Bank taken as a whole, other than pursuant to a Bank-wide reduction of base salaries and target incentive payment opportunities for employees of the Bank generally and Executive’s reduction is not disproportionate to such Bank-wide reduction.
However, none of the foregoing events or conditions will constitute Good Reason unless: (x) Executive provides the Bank with written objection to the event or condition within ninety (90) calendar days following the occurrence thereof, (y) the Bank does not reverse or otherwise fully cure the event or condition within thirty (30) calendar days of receiving such written objection, and (z) Executive resigns his or her employment within thirty (30) calendar days following the expiration of such cure period.
8.    Rights and Remedies on Termination.
A.    Expiration. Upon the termination of this Agreement at the end of the Initial Term or Term, as applicable, in accordance with Section 2, above, Executive shall be entitled to payment for (i) any unpaid Base Salary due for the period prior and through that Term provided that Executive completes service through that Term, (ii) all other amounts and benefits earned by and owing to Executive under any applicable plans prior to and through the date of Termination, and (iii) following submission of proper expense reports by Executive, reimbursement for all expenses incurred in accordance with Section 4 of this Agreement, prior to the date of Termination (the items set forth in the foregoing clauses (i), (ii) and (iii) collectively, the “Accrued Benefits”). If Executive’s employment hereunder is terminated due to expiration of the Initial Term and the Board in its discretion decides not to extend it for any additional Term, Executive shall be entitled to receive a severance payment equal to twelve (12) months of Base Salary and a pro-rata portion of the President’s Incentive Plan, determined as follows: The actual amount as determined under the President’s Incentive Plan, multiplied by a fraction of which the numerator is the number of days worked in the calendar year when Termination occurs and the denominator is 365 or 366, if it occurs on a leap year, paid out as and when due, as provided in Section 3.B.iv.a “(Severance Payment”), paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the Termination, except as to the President’s Incentive Plan, which may be paid later. Any award of payment under the President’s Incentive Plan shall be determined by the Board in the year after the Termination occurs. The Bank shall also pay for and provide Executive and his dependents with healthcare and life insurance benefits which are substantially the same as the benefits provided to Executive immediately prior to the date of termination for a period of twelve (12) months thereafter (“Severance Period”); provided that Executive's right to continued healthcare and life insurance benefits following his Termination will terminate on the date on which Executive accepts employment with another employer that provides comparable benefits in terms of cost and scope of coverage. Executive acknowledges that such healthcare benefit continuation is intended, and shall be deemed, to satisfy any applicable obligations of the Bank under Section 4980B of the Internal Revenue Code of 1986, as amended, and any corresponding provisions of any applicable state law for such period and that the Bank may satisfy such

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obligation by paying any applicable premiums. Notwithstanding anything to the contrary under this Agreement, if at any time the Bank cannot provide the healthcare benefits contemplated by this Section 8.A, Section 8.E or Section 8.F(ii)(b) of this Agreement without violating applicable law (including Section 2716 of the Public Health Service Act), such obligation shall be revised by the Bank to provide Executive and his family with such benefits and/or such payments in lieu thereof as may be permitted by law.
B.    Death. If Executive’s employment hereunder is terminated prior to the end of the Initial Term of this Agreement as a result of Executive’s death pursuant to Section 7.A above, Executive’s estate shall be entitled to receive an amount equal to the then remaining Base Salary through the end of the Initial Term, paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the Termination, as well as all Accrued Benefits and any unpaid portion of the Sign-On Benefits. If Executive’s employment hereunder is terminated by death pursuant to Section 7.A, above, after the end of the Initial Term, then Executive shall not be entitled to any severance pay and the Bank shall be required to pay only the Accrued Benefits and the unpaid Sign-On Benefits.
C.    Disability. If Executive’s employment hereunder is terminated prior to the end of the Initial Term of this Agreement based on Executive’s disability pursuant to Section 7.A above, Executive shall be entitled to receive an amount equal to the then remaining Base Salary through the end of the Initial Term, paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the Termination, as well as all Accrued Benefits and any unpaid portion of the Sign-On Benefits. If Executive’s employment hereunder is terminated by disability pursuant to Section 7.A, above, after the end of the Initial Term, then Executive shall not be entitled to any severance pay and the Bank shall be required to pay only the Accrued Benefits and the unpaid Sign-On Benefits.
D.    For Cause or Without Good Reason. If Executive’s employment hereunder is terminated for Cause pursuant to Section 7.B, or he resigns Without Good Reason, as defined in Section 7.D, then Executive shall not be entitled to any severance pay and the Bank shall be required to pay only the Accrued Benefits.
E.    Without Cause or For Good Reason. If Executive’s employment hereunder is terminated at any time by the Bank without Cause during the Initial Term pursuant to Section 7.C above, or if during the Initial Term Executive terminates his employment hereunder for Good Reason as defined in Section 7.D above, then Executive shall be entitled to receive (a) all Accrued Benefits, (b) all unpaid Sign-On Benefits and (c) the Severance Payment, paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the Termination. The Bank shall also pay for and provide Executive and his dependents with healthcare and life insurance benefits which are substantially the same as the benefits provided to Executive immediately prior to the date of termination for the Severance Period; provided that Executive's right to continued healthcare and life insurance benefits following his Termination will terminate on the date on which Executive accepts employment with another employer that provides comparable benefits in terms of cost and scope of coverage. Executive acknowledges that such healthcare benefit continuation is intended, and shall be deemed, to satisfy any applicable obligations of the Bank to provide continuation of benefits under Section 4980B of the Internal Revenue Code of 1986, as amended, and any

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corresponding provisions of any applicable state law for such period and that the Bank may satisfy such obligation by paying any applicable premiums. If Executive’s employment hereunder is terminated after the Initial Term expires pursuant to Sections 7.C or Executive terminates his employment hereunder for Good Reason as defined in Section 7.D, above, then Executive shall not be entitled to any severance pay except as provided in the Senior Officer’s Severance Policy, attached hereto as Exhibit D, and the Bank shall be required to pay the Accrued Benefits.
F.    Change in Control. For purposes of this Agreement, "Change in Control" means (i) the merger, reorganization or consolidation of the Bank with or into another Federal Home Loan Bank or other entity, (ii) the sale or transfer of all or substantially all of the business or assets of the Bank to another Federal Home Loan Bank or other entity, (iii) the purchase by the Bank or transfer to the Bank of all or substantially all of the business or assets of another Federal Home Loan Bank, (iv) as a result of one or a series of related transactions, the number of directors of the Bank elected by members of the Bank located in California, Arizona and Nevada cease to constitute majority of the directors of the Bank that are elected by members of the Bank (excluding, for purposes of this clause (iv), non-member independent directors), or (v) the liquidation of the Bank. Provided that the term "reorganization" contained in subparagraph (i) of the this definition shall not include any reorganization that is mandated by federal statute, rule, regulation, or directive, including 12 U.S.C. § 1421, et seq., as amended, and 12 U.S.C. § 4501 et seq., as amended, and which the Director of the Finance Agency has determined should not be a basis for making payment under this Agreement, by reason of the capital condition of the Bank or because of unsafe or unsound acts, practices, or condition ascertained in the course of the Agency's supervision of the Bank or because any of the conditions identified in 12 U.S.C. § 4617(a)(3) are met with respect to the Bank (which conditions do not result solely from the mandated reorganization itself, or from action that the Agency has required the Bank to take under 12 U.S.C. § 143l(d)).
If Executive's employment is terminated by the Bank without Cause, or by Executive for Good Reason, during the period commencing on the ninetieth (90th) calendar day prior to the earlier of (a) announcement of, (b) entry into definitive agreement for or (c) consummation of a Change in Control and ending on the first anniversary of consummation of the Change in Control, and such termination constitutes a "separation from service" with the Bank (as such term is defined in the regulations issued under Section 409A of the Code) (a "CICA Severance Termination"), Executive shall be entitled to receive, in lieu of any severance benefits to which Executive may otherwise be entitled under this Agreement and any severance plan or program of the Bank, the following:
(i)    Executive's Accrued Benefits;
(ii)    Severance pay in an amount equal to the sum of:
a.    two (2) times Executive's Base Salary, without giving effect to any reductions thereto which constitute Good Reason, paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following CICA Severance Termination (or, in the event the CICA Severance Termination precedes the consummation of a Change in Control and payment is not administratively practicable by the

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foregoing date because it is not yet known whether the Change in Control will occur within ninety (90) calendar days following the date of termination, such amount shall be paid as soon as administratively practicable but in any event no later than sixty (60) calendar days following the consummation of the Change in Control); plus
b.    an amount equal to two (2) times the Annual Incentive Amount, defined below, payable in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the CICA Severance Termination (or, if the CICA Severance Termination precedes the consummation of a Change in Control and payment is not administratively practicable by the foregoing date because it is not yet known whether a Change in Control will occur within ninety (90) calendar days following the date of termination, such amounts shall be paid as soon as administratively practicable but in any event no later than sixty (60) calendar days following the consummation of the Change in Control). For purposes of this Agreement, “Annual Incentive Amount” is defined as (i) an amount equal to the average of the aggregate annual short-term incentive amounts earned by Executive pursuant to the President’s Incentive Plan in respect of the three (3) consecutive calendar years ending on the December 31 last preceding the date of the CICA Severance Termination, or such lesser number of consecutive calendar years as Executive has been employed by the Bank following the Effective Date and (ii) an amount equal to the average of the aggregate long-term incentive amounts earned by Executive pursuant to the EPUP in respect of the three (3) consecutive calendar years ending on the December 31 last preceding the date of the CICA Severance Termination, or such lesser number of consecutive calendar years as Executive has be employed by the Bank following the Effective Date. For purposes of determining Executive’s Annual Incentive Amount, (i) if Executive received no annual short-term incentive amounts in respect of a calendar year due to a failure to meet applicable performance objectives, such calendar year will nevertheless be taken into account (using Zero (0) as the applicable amount) in calculating Executive’s Annual Incentive Amount, and (ii) if Executive was employed during a portion of a calendar year only and received a prorated short-term annual incentive amount taking into account his or her employment for only a portion of the year, the amount so received shall be annualized for purposes of calculating Executive’s Annual Incentive Amount. If any portion of the short-term annual incentive amount or long-term incentive amount earned by Executive consisted of securities or other property, the value of that portion of the incentive for purposes of this Agreement shall be the fair market value thereof determined in good faith by the Board. For the period beginning on the date of CICA Severance Termination and ending on the one hundred eightieth (180th) calendar day following the first anniversary of the date of termination (or, if earlier, the date on which Executive accepts employment with another employer that provides comparable benefits in terms of cost and scope of coverage), the Bank shall pay for and provide Executive and his or her dependents with healthcare and life insurance benefits which are substantially the same as the benefits provided to Executive immediately prior to the date of termination; provided that Executive's right to continued healthcare and life insurance benefits following his Termination will terminate on the date on which Executive accepts employment with another employer that provides comparable benefits in terms of cost and scope of coverage. Executive acknowledges that such healthcare benefit continuation is intended, and shall be deemed, to satisfy any applicable obligations of the Bank under Section 4980B of the Internal Revenue Code of 1986, as amended, and any corresponding provisions of any applicable state law for such period and that the Bank may satisfy such obligation by paying any applicable premiums; and

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(iii)    executive-level outplacement services at the Bank's expense, not to exceed $25,000 provided by a firm selected by Executive from a list compiled by the Bank.

In the event of a CICA Severance Termination, Executive’s sole remedy shall be to receive the payments and benefits described in this Section 8.F, and except as otherwise expressly required by law or as specifically provided herein, all of the Executive’s other rights to salary, severance, benefits, bonuses and other amounts (if any) accruing on account of the termination of Executive's employment shall cease upon the CICA Severance Termination.
G.    Parachute Payments.
(i)    Notwithstanding any other provision of this Agreement, to the extent Executive would be subject to the excise tax under Section 4999 of the Code on the payment made under Section 8.F hereof and any other payments or benefits Executive would receive from the Bank and its affiliates required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Code, the amount payable under this Agreement shall be automatically reduced to an amount ten dollars ($10.00) less than the lowest amount which, when combined with such other amounts and benefits required to be so included, would subject Executive to the excise tax under Section 4999 of the Code; provided, however, that payments made under this Agreement shall be so reduced only if the reduced amount received by Executive would be greater than the unreduced amount to be received by Executive less the excise tax payable under Section 4999 of the Code on such amount and the other amounts and benefits received by Executive and required to be included in the calculation of a parachute payment for purposes of Sections 280G and 4999 of the Code. In addition, Executive acknowledges and agrees that Executive is not entitled to any reimbursement by the Bank for any taxes payable by Executive as a result of the payments and benefits received by Executive pursuant to this Agreement, including, without limitation, any excise tax imposed by Section 4999 of the Code.
Notwithstanding any other provision of this Agreement to the contrary, any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. § 4518(e) and any regulations promulgated thereunder, including 12 C.F.R. Part 1231.
H.    No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in Sections 8.E or 8.F by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 8 be reduced by any compensation earned by Executive as the result of employment by another employer or self-employment or by retirement benefits; provided, however, that loans, advances or other amounts owed by Executive to the Bank may be offset by the Bank against amounts payable to Executive under this Section 8.
I.    Senior Corporate Officer Severance Policy. Notwithstanding anything contained in this Agreement to the contrary, in the event Executive receives any severance benefits pursuant to the Bank's Senior Corporate Officer Severance Policy, or any other

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severance policy or plan now or hereafter maintained by the Bank, the amount of the severance benefits payable pursuant to Section 8 of this Agreement shall be automatically reduced by the benefits and payments received by Executive pursuant to such Senior Corporate Officer Severance Policy or other plan or policy.
J.    Release. As a condition to the Executive's receipt of any post-termination benefits described in Section 8, Executive shall execute a Release (the "Release") in a form reasonably acceptable to the Bank within fifty (50) calendar days following the Termination and shall not subsequently revoke such Release within the time as may be specified therein as required by law. Such Release shall be provided to Executive within five (5) calendar days following Termination and shall specifically relate to all of Executive’s rights and claims in existence at the time of such execution, including any claims related to Executive's employment by the Bank and his or her termination of employment, and shall exclude any obligations the Bank may have to Executive under this Agreement or any other agreement providing for obligations that survive Executive's termination of employment.
K.    Section 409A Compliance.
(i)    Notwithstanding anything herein to the contrary, the intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (“Section 409A”) and, accordingly, to the maximum extent permitted this Agreement shall be interpreted to be in compliance therewith or exempt therefrom. The Bank shall not be liable for any additional tax, interest or penalty that may be imposed on Executive by Section 409A or damages for failing to comply with Section 409A.
(ii)    Termination of Executive’s employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”
(iii)    All expenses or other reimbursements under this Agreement that would constitute nonqualified deferred compensation subject to Section 409A, (A) shall be paid on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive, (B) no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect Executive’s right to reimbursement of any other expenses eligible for reimbursement in any other taxable year, and (C) Executive’s right to reimbursement shall not be subject to liquidation in exchange for any other benefit.
(iv)    For purposes of Section 409A, Executive’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.
(v)    Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days

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following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Bank in order to comply with Section 409A.
(vi)    Notwithstanding any other provision under this Agreement, solely to the extent that a delay in payment is required in order to avoid the imposition of any tax under Section 409A, if a payment obligation under this Agreement arises on account of Executive’s “separation from service” (within the meaning of Section 409A) in good faith by the Bank’s Board, then payment of any amount or benefit provided under this Agreement that is considered to be non-qualified deferred compensation for purposes of Section 409A and that is scheduled to be paid within six (6) months after such separation from service shall be paid without interest on the first business day after the date that is six (6) months following Executive’s separation from service.
(vii)    Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” subject to Section 409A be subject to offset, counterclaim or recoupment by any other amount payable to Executive unless otherwise permitted by Section 409A.
(viii)    Executive hereby acknowledges that he has been advised to seek and has sought the advice of a tax advisor with respect to the tax consequences to Executive of all payments pursuant to this Agreement, including any adverse tax consequences or penalty taxes under Section 409A and corresponding provisions of applicable state tax law. Executive hereby acknowledges and agrees that no representations have been made to Executive relating to the tax treatment of any payment pursuant to this Agreement under Section 409A and the corresponding provisions of any applicable state income tax laws.
9.    Outside Employment. In addition to being prohibited from being employed or serving as an officer, investor or board member for any entity that will potentially create a conflict of interest, Executive shall not be employed in any paid position because the compensation paid to Executive envisions his exclusive services. In addition, except as required to fulfill the requirements of Executive’s position, Executive shall not serve on any board, participate as an active owner in any entity, or serve in any other capacity for another entity or business if such participation will in any way impinge or potentially adversely affect Executive’s ability to provide the quality and quantity of services envisioned by this Agreement, it being acknowledged that service on civic or charitable boards or committees, service on no more than two (2) for-profit company boards, and delivering lectures and fulfilling speaking engagements, as set forth in Section 1, shall not be deemed to violate this section.
10.    Regulatory Approval. Notwithstanding any other provision of this Agreement to the contrary, any payments made to Executive pursuant to this Agreement or otherwise, are subject to prior review and non-objection by the Finance Agency, and are subject to and conditioned upon compliance with 12 U.S. C. section 4518(e), and any applicable laws and regulations, including 12 C.F.R. Part 1231.
11.    Representations. As a distinct and separate representation and warranty, Executive hereby represents and warrants to the Bank that (a) the execution, delivery and

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performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement (including any confidentiality agreement), restrictive covenant, instrument, court order, judgment or decree to which Executive is a party or by which Executive is bound, (b) Executive has no obligations or commitments of any kind that would prevent, restrict, hinder or interfere with his acceptance of full-time employment or the performance of all duties and services contemplated under the Agreement to the fullest extent of his ability, and (c) that Executive has not used, and will not use, confidential or proprietary information of any past employer in connection with service provided pursuant to this Agreement.
12.    Choice of Law. This Agreement shall be governed and construed by the laws of the United States, and to the extent state law maybe applicable, by the laws of the State of California applicable to contracts made and to be performed wholly within California without regard to the conflicts of laws principles thereof.
13.    Entire Agreement. This Agreement constitutes Executive’s entire offer of employment. Nobody at the Bank has been authorized to enter into any other agreement with Executive or make any promises or representations to Executive that are not a part of this Agreement.
14.    Arbitration and Waiver of Jury Trial, Attorneys’ Fees. Any and all disputes which may arise from or relate to this Agreement or Executive’s employment with the Bank or his Termination, whether initiated by Executive or the Bank, shall be subject to final and binding arbitration. Claims for workers’ compensation or unemployment compensation benefits are not covered by this Section 13. Also not covered are claims by Executive or the Bank for provisional remedies, including temporary restraining orders or preliminary injunctions (“Temporary Equitable Relief”) in situations in which such Temporary Equitable Relief would be otherwise authorized by Federal law or state law, where applicable, including California Code of Civil Procedure section 1281.8 or other applicable state or federal laws. Except as provided herein, all disputes shall be arbitrated under JAMS located in the County of San Francisco, before an arbitrator with that organization with expertise and arbitration experience in executive employment agreements and executive compensation and benefit plans. Discovery shall be adequate and limited by the arbitrator consistent with JAMS Employment Arbitration Rules and Procedures Rules effective at that time, available at http://www.jamsadr.com/rules-employment-arbitration/ and attached hereto as Exhibit E. The arbitrator(s) shall have the authority only to enforce the legal and contractual rights of the parties and shall not add to, modify, disregard or refuse to enforce any contractual provision. Executive and the Bank each recognize and agree that by entering into this agreement, they each are waiving any and all rights to a trial by jury. The prevailing party shall be entitled to recover reasonable attorneys’ fees and costs in accordance with applicable law. The parties agree the Bank shall bear arbitration fees and arbitrator compensation and expenses pursuant to JAMS rules and consistent with applicable law.
15.    Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

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If to the Bank or the Board:
Federal Home Loan Bank of San Francisco
600 California Streets
San Francisco, CA 94108
Attention: Legal Department
If to Executive:
At the residence address on file with the Bank
All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.
16.    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event any provision or term hereof is deemed to have exceeded applicable legal authority or shall be in conflict with applicable legal limitations, such provision shall be reformed and rewritten as necessary to achieve consistency and compliance with such applicable law.
17.    No Waiver. Executive’s or the Bank’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Bank may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
18.    Assignment; Assumption by Successor. The rights of the Bank under this Agreement may, without the consent of Executive, be assigned by the Bank, in its sole and unfettered discretion, to any person, fin, corporation or other business entity which at any time, whether by purchase, merger, consolidation or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Bank. The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place; provided, however, that no such “Bank" shall mean the Bank as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.
19.    Entire Agreement. As of the Effective Date, this Agreement constitutes the final, complete and exclusive agreement between Executive and the Bank with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, made to Executive by the Bank. In the event that the Effective Date

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does not occur, this Agreement (including, without limitation, the immediately preceding sentence) shall have no force or effect.
20.    Consultation With Counsel. Executive acknowledges that he has had a full and complete opportunity to consult with counsel and other advisors of his own choosing concerning the terms, enforceability and implications of this Agreement, and the Bank has not made any representations or warranties to Executive concerning the terms, enforceability or implications of this Agreement other than as reflected in this Agreement.
WITNESS WHEREOF, the parties have executed this Agreement as of the date last set forth below.

FEDERAL HOME LOAN BANK OF SAN FRANCISCO	JOHN GREGORY SEIBLY
By: /s/ Douglas H. Lowrey	Signature: /s/ John Gregory Seibly
Douglas H. Lowrey, Chairman of the Board	Executive
April 26, 2016	April 25, 2016
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
By: /s/ Dean Schultz
Dean Schultz President and Chief Executive Officer
April 26, 2016

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Exhbit A

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amended and Restated Effective July 1, 2013

TABLE OF CONTENTS
ARTICLE 1. INTRODUCTION		1
1.1	Establishment of Plan	1
1.2	Purpose of the Plan	1
ARTICLE 2. DEFINITIONS		2
2.1	Definitions	2
2.2	Number and Gender	8
ARTICLE 3. PARTICIPATION AND SERVICE		8
3.1	General	8
3.2	Date of Participation	8
3.3	Duration; Rehire	8
3.4	Contribution Credit Service	9
3.5	Vesting Service	9
ARTICLE 4. RETIREMENT BENEFITS		10
4.1	Account	10
4.2	Contribution Credits	11
4.3	Annual Indexation Credits	12
4.4	Special Rules For Determining Balance of Accounts and for Crediting Contribution Credits and Annual Indexation Credits	13
4.5	Vesting	15
4.6	Forfeiture	15
ARTICLE 5. PAYMENT OF BENEFITS; DEATH BENEFITS		16
5.1	Amount of Benefit	16
5.2	Automatic Form of Benefit Payment	16
5.3	Optional Forms of Benefit Payments	16
5.4	Automatic Time of Benefit Payment	17
5.5	Optional Time of Benefit Payment	17
5.6	Manner and Time of Elections	18
5.7	Death Benefits	19
5.8	Beneficiary Designation	20
ARTICLE 6. SOURCE OF PAYMENTS		21
ARTICLE 7. ADMINISTRATION		22
7.1	Committee	22
7.2	Procedures for Requesting Benefit Payments	23
ARTICLE 8. AMENDMENT AND TERMINATION		24
8.1	Amendment of the Plan	24
8.2	Termination of the Plan	24
8.3	Change in Control	25

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ARTICLE 9. MISCELLANEOUS PROVISIONS		26
9.1	Employment Rights	26
9.2	No Examination or Accounting	26
9.3	Records Conclusive	27
9.4	Severability	27
9.5	Counterparts	27
9.6	Taxes	27
9.7	Binding Effect	27
9.8	Assignment	28
9.9	Incapacity	29
9.10	Unsecured Creditor	29
9.11	Notice	29
9.12	Benefits Not Salary	30
9.13	Captions	30
9.14	Governing Law	30
9.15	Addresses	31
FEDERAL HOME LOAN BANK OF SAN FRANCISCO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN Schedule A		1
FEDERAL HOME LOAN BANK OF SAN FRANCISCO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN Schedule B		1

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ARTICLE I.  INTRODUCTION
1.1    Establishment of Plan
Federal Home Loan Bank of San Francisco, incorporated under the laws of the United States, first established the Federal Home Loan Bank of San Francisco Supplemental Executive Retirement Plan effective January 1, 2003, then amended and restated the Plan effective January 1, 2005 and January 1, 2009. This is an amendment and restatement of the Plan effective July 1, 2013.
1.2    Purpose of the Plan
The purpose of this Plan is to provide supplemental retirement benefits for a select group of management or highly compensated employees of the Bank. Payments under the Plan shall be made from the general assets of the Bank or from the assets of the trust, if any, established as part of the Plan. It is intended that the Plan remain at all times a nonqualified plan and that the trust, if any, shall constitute a grantor trust under Sections 671 through 679 of the Code. Until paid, any and all assets of any vehicle used for payment of benefits under this Plan shall remain owned by the Bank, subject to the claims of its general creditors in the event of the Bank’s insolvency.
This Plan, as amended and restated, is intended to meet the requirements of Code Section 409A and the Treasury Regulations issued thereunder.

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ARTICLE 2.  DEFINITIONS
2.1    Definitions
Whenever used in this Plan, the following words and phrases shall have the meanings set forth below unless a different meaning is expressly provided or plainly required by the context:
(a)    “Account” means the account established for a Participant pursuant to Section 4.1 of the Plan.
(b)    “Actuarial Equivalent” means a benefit having the same value as the benefit for which it is substituted. The determination of the Actuarial Equivalent of any benefit as provided for under this Plan shall be made based on the factors specified in the definition of Actuarial Equivalent in the Cash Balance Plan.
(c)    “Annual Indexation Credit” means the credit to an Account described in Section 4.3.
(d)    “Bank” means Federal Home Loan Bank of San Francisco and any successor thereto that agrees to assume the duties and obligations of the Bank hereunder.
(e)    “Beneficiary” means the person or entity designated by a Participant or Former Participant pursuant to Section 5.8 to receive any death benefit payable under this Plan. If no Beneficiary is properly designated at the time of the Participant’s or Former Participant’s death, or if no person so designated shall have survived the Participant or Former Participant, the Beneficiary shall be the surviving spouse, or if there is no surviving spouse, the Participant’s or Former Participant’s estate. A Beneficiary designation will not become effective unless it is made on the form designated by the Bank and it is received by the Bank prior to the Participant’s death.

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(f)    “Benefit Equalization Plan” means the Federal Home Loan Bank of San Francisco Benefit Equalization Plan, as amended from time to time.
(g)    “Board of Directors” means the Board of Directors of the Bank.
(h)    “Cash Balance Plan” means the Federal Home Loan Bank of San Francisco Cash Balance Plan, as amended from time to time.
(i)    “Cause” means any of the following:
(1)    Criminal or other willful misconduct of the Participant or Former Participant that materially violates any laws, regulations or orders of any government agency, including without limitation any laws, regulations or orders applicable to the Bank; or
(2)    Deliberate material failures of the Participant or Former Participant to comply with the Bank’s policies and procedures or with any directive of the Board of Directors.
(j)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(k)    “Change in Control” means a transaction described in 12 United States Code Section 1446(26), so long as that transaction also qualifies as a change in ownership or effective control or a change in ownership of a substantial portion of assets under Code Section 409A and the regulations promulgated thereunder.
(l)    “Committee” means the committee appointed by the Board of Directors in accordance with Section 7.1 of this Plan.
(m)    “Compensation” means the base salary and other wages, bonuses, commissions, and other taxable remuneration payable to a Participant by the Bank for a Plan Year or other period taken into account in making the determination. In applying this definition, Compensation shall also include any salary reduction elected by the Participant under Code Sections 125,

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401(k) and 132(f)(4), and any deferrals or contributions made by the Participant under any nonqualified deferred compensation or excess benefit plans maintained by the Bank, including, without limitation, the Deferred Compensation Plan and the Benefit Equalization Plan. The foregoing notwithstanding, in determining a Participant’s Compensation, all long-term incentive payments, reimbursements and expense allowances, moving expenses, fringe benefits, income attributable to group-term life insurance, long-term disability payments, meals and lodging, contributions made by the Bank on behalf of the Participant to, and all distributions from, qualified plans, nonqualified deferred compensation plans, and excess benefit plans (including, without limitation, the Cash Balance Plan, the Savings Plan, the Deferred Compensation Plan and the Benefit Equalization Plan) shall be excluded.
(n)    “Contribution Credit” means the credit to an Account described in Section 4.2.
(o)    “Contribution Credit Service” means the service described in Section 3.4.
(p)    “Deferred Compensation Plan” means the Federal Home Loan Bank of San Francisco Deferred Compensation Plan, as amended from time to time.
(q)    “Disability” means that a Participant:
(1)    is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or
(2)    is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than

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three (3) months under any accident and health plan covering employees of the Participant’s employer.
The determination of the existence of a Disability shall be made by the Bank in accordance with Code Section 409A.
(r)    “Final Average Pay” means the highest average annual Compensation of a Participant during any three (3) consecutive calendar years completed during which an individual is a Participant in the period preceding the determination date. If the Participant received Compensation for fewer than three (3) consecutive complete calendar years while a Participant, Final Average Pay shall be determined taking into account either the Participant’s last three (3) completed calendar years as a Participant, or, if fewer than three (3) calendar years have been completed as a Participant, the Participant’s entire completed service with the Bank.
(s)    “Former Participant” means either:
(1)    Any former employee of the Bank who has a vested Account under the Plan; or
(2)    Any current employee of the Bank who was a Participant under the Plan irregardless of whether such individual’s Account is vested or nonvested.
(t)    “Participant” means an employee who becomes a Participant as provided in Article 3.
(u)    “Plan” means the Federal Home Loan Bank of San Francisco Supplemental Executive Retirement Plan, as established by this document and as amended from time to time.
(v)    “Plan Year” means the calendar year.
(w)    “Savings Plan” means the Federal Home Loan Bank of San Francisco Savings Plan, as amended from time to time.

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(x)    “Spouse” means:

(a)	The person to whom a Participant is legally married under the laws of any state or other jurisdiction; or

(b)	A person of the same gender as the Participant with whom the Participant has entered into a valid domestic partnership pursuant to the laws of the State of California.
All uses of the word “spouse” (including a surviving spouse) in this Plan document are deemed to be capitalized and to refer to this defined term “Spouse.”
(y)    “Termination of Employment” means the Participant (or Former Participant) ceasing to be employed in any capacity by the Bank for any reason whatsoever, voluntary or involuntary, including by reason of death. Whether a Termination of Employment has occurred is based on whether the facts and circumstances indicate that the Member and the Bank reasonably anticipated that no further services would be performed after a certain date. A Termination of Employment will not be deemed to have occurred if a Participant (or Former Participant) continues to provide services to the Bank as an employee, independent contractor or otherwise, at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediate preceding 36 months with the Bank (or if less, such lesser period); provided, however, that a Termination of Employment will be deemed to have occurred if the Participant’s (or Former Participant’s) service with the Bank, as an employee, independent contractor or otherwise, is reduced to an annual rate that is less than twenty percent (20%) of the services rendered, on average, during the immediately preceding 36 months with the Bank (or if less, such lesser period).

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In addition to the foregoing, the employment of a Participant (or Former Participant) shall not be deemed to be terminated while the Participant (or Former Participant) is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six (6) months or, if longer, so long as the Participant’s (or Former Participant’s) right to reemployment with the Bank is provided by either statute or contract. If the period of leave exceeds six (6) months and the Participant’s (or Former Participant’s) right to reemployment is not provided by either statute or contract, then the employee is deemed to have a Termination of Employment on the first day immediately following such six (6) month period.
For the purposes of this definition only, the term Bank includes Federal Home Loan Bank of San Francisco and its entire controlled group within the meaning of Code Section 414(b) and 414(c), using the 80% standard instead of the 50% standard outlined in Treasury Regulations interpreting Code Section 409A.
(z)    “Total Retirement Income” means the amount determined under (1) and (2) below projected using the assumptions, and in the manner, set forth in Section 4.4 below, determined as the Actuarial Equivalent of a single life annuity commencing at the later of the Participant’s Normal Retirement Date (as defined in the Cash Balance Plan) and the date of Termination of Employment with the Bank.
(1)    all benefits accrued by a Participant or Former Participant under the Cash Balance Plan, the Financial Institutions Retirement Fund and this Plan, plus
(2)    all benefits contributed by the Bank on behalf of a Participant or Former Participant under the Deferred Compensation Plan and the Benefit Equalization Plan with the exception of any matching contributions contributed by the Bank on behalf of a Participant or

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Former Participant and any deferrals or contributions made at the direction of the Participant or Former Participant.
(aa)    “Vesting Service” means the service described in Section 3.5.
2.2    Number and Gender
Except when otherwise indicated by the context, any use of any term in the singular or plural shall also include the opposite number. As used in the Plan, the masculine gender shall be deemed to refer to the feminine whenever appropriate.
ARTICLE 3.  PARTICIPATION AND SERVICE
3.1    General
Participation in the Plan is limited solely to a select group of management or highly compensated employees who hold positions that are designated by the Board of Directors as covered under the Plan.
3.2    Date of Participation
An individual shall automatically become a Participant on the later of:
(a)    January 1, 2003, or
(b)    the date that the individual first begins service in a position that the Board of Directors has designated as covered under the Plan.
3.3    Duration; Rehire
(a)    Participant. An employee who becomes a Participant shall continue to be a Participant until the employee has a Termination of Employment with the Bank or until the employee no

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longer serves in a position which the Board of Directors has designated as covered under the Plan.
(b)    Former Participant. An individual shall continue to be a Former Participant until payment of his or her Account is made in full, begins, is forfeited pursuant to Section 4.6, or unless he or she once again becomes a Participant pursuant to Section 3.3(c).
(c)    Rehire. A former employee who was a Participant in the Plan and is subsequently rehired by the Bank shall once again become a Participant on the date he or she begins service in a position that the Board of Directors has designated as covered under the Plan. Such individual’s Contribution Credit Service and Vesting Service shall be determined in accordance with the provisions of Sections 3.4 and 3.5.
3.4    Contribution Credit Service
Except as otherwise provided in this Section, Contribution Credit Service shall include the Participant’s aggregate periods of employment (including years and fractions thereof) with the Bank or with an entity covered by the Financial Institutions Retirement Fund on and after January 1, 1996. Notwithstanding the foregoing, all employment with the Bank necessary to complete six (6) months of Vesting Service as defined in, and required for participation under, the Cash Balance Plan shall be excluded from Contribution Credit Service for purposes of this Plan.
3.5    Vesting Service
Vesting Service with respect to a particular Contribution Credit and the Annual Indexation Credits associated therewith shall include a Participant’s aggregate periods of

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employment (including years and fractions thereof) with the Bank from the date such Contribution Credit is credited to the Participant’s Account.
ARTICLE 4.  RETIREMENT BENEFITS
4.1    Account
(a)    The Bank shall establish and maintain an Account on its books for each Participant (and Former Participant) in the Plan. The balance of a Participant’s (or Former Participant’s) Account as of any date shall be equal to the sum of the Participant’s (or Former Participant’s) Contribution Credits and Annual Indexation Credits, if any, as of that date, as adjusted pursuant to Sections 4.4(b) and 4.4(c) below and, if applicable, Sections 4.1(b) and (c). As of the date payment of benefits is made or commences under this Plan, the Participant’s or Former Participant’s Account shall be reduced to zero (0), such individual shall cease to be a Participant or Former Participant, and, subject to other applicable provisions of the Plan, benefits shall be paid under the automatic form of benefit payment provided under Section 5.2 or, if applicable, the optional form of benefit payment elected by the Participant or Former Participant under Section 5.3.
(b)    Rehired Individuals. If an individual, in accordance with the provisions of Section 3.3(c), once again becomes a Participant, then such individual’s Account shall be determined as follows: upon the date such individual once again becomes a Participant such individual’s Account shall be redetermined (without regard to any distribution previously made or scheduled to be made) and shall be credited only with those amounts which were unvested at the time of the earlier termination and which were not a part of any distribution or scheduled

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distribution. Any such unvested amounts shall be subject to the vesting requirements set forth in Section 4.5.
4.2    Contribution Credits
(a)    Crediting Accounts. A Contribution Credit shall be credited to the Account of each Participant as follows:
(1)    The Contribution Credit for a Plan Year shall be credited to the Account of each Participant as of the last day of each Plan Year, beginning in 2003. No Contribution Credit shall be credited to the Account of any Participant for, or with respect to, any year prior to 2003.
(2)    A Contribution Credit shall be credited to a Participant who has a Termination of Employment or who ceases to be a Participant but otherwise remains employed by the Bank during the course of a Plan Year solely for that portion of Plan Year during which the individual was a Participant. The Contribution Credit for a Participant who has a Termination of Employment shall be credited as of the date of termination. The Contribution Credit for a Participant who ceases to be a Participant but otherwise remains employed by the Bank shall be credited as of December 31 of the applicable Plan Year.
(3)    Subject to Section 4.4 and other applicable provisions of the Plan, the amount of the Contribution Credit credited to the Account of Participants shall be determined in accordance with Schedule A attached hereto unless the Board of Directors specifically provides that the amount of the Contribution Credit to a particular Participant’s Account shall be determined in accordance with Schedule B attached hereto. Additionally, the Board of Directors may, in its discretion and from time to time, designate that the amount of the Contribution Credit credited to the Account of a particular Participant or Participants for a Plan Year shall be determined in

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accordance with a separate Schedule, which Schedule shall be attached hereto. In no circumstances, however, shall the Account of a Participant be credited with Contribution Credits for a Plan Year under more than one Schedule. The Board of Directors must designate any such alternative schedule (other than Schedule A) on or before December 31 of the Plan Year to which the schedule will apply to any Participant or group of Participants.
(b)    Former Participants. No Contribution Credits shall be credited to the Account of any Former Participant with respect to any period of time such individual was not a Participant.
4.3    Annual Indexation Credits
(a)    Crediting Accounts. Annual Indexation Credits shall be credited to the Accounts of Participants and Former Participants as follows:
(1)    The Annual Indexation Credit for a Plan Year shall be credited to the Account of Participants and Former Participants as of the last day of each Plan Year beginning in 2004. No Annual Indexation Credit shall be credited to the Account of any Participant or Former Participant or with respect to any year prior to 2004.
(2)    Subject to Section 4.4 and other applicable provisions of the Plan, the amount of the Annual Indexation Credit credited to the Account of Participants and Former Participants shall be six percent (6%) of the balance of the Account determined as of the first day of the applicable Plan Year.
(b)    Proration; Cessation of Annual Indexation Credits. The Annual Indexation Credit for the Plan Year in which a Participant or Former Participant receives, or begins receiving, payment of his or her benefit under this Plan shall be prorated as provided in Section 4.4(a)

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below and no further Annual Indexation Credits shall be credited to such Participant or Former Participant.
4.4    Special Rules For Determining Balance of Accounts and for Crediting Contribution Credits and Annual Indexation Credits
(a)    Proration. If the Account of a Participant or Former Participant is determined as of a date during the Plan Year, the rules set forth in Section 4.2 and 4.3 shall be applied by treating the date of determination as the end of a short Plan Year. In such a case, the Participant’s Compensation for the Plan Year to the calculation date shall be used in determining Compensation and the Contribution Credit, and the Annual Indexation Credit shall be prorated to reflect the portion of the year that has been completed as of the date of determination.
(b)    Total Retirement Income – Current Limitation. Notwithstanding anything in this Plan to the contrary, the Total Retirement Income of a Participant or Former Participant shall be limited to fifty percent (50%) of the Participant’s or Former Participant’s Final Average Pay, and a Participant’s or Former Participant’s Contribution Credits and/or Annual Indexation Credits, as applicable, under this Plan shall be adjusted as set forth in Section 4.4(d) below in order to ensure that such limit is observed. For this purpose Total Retirement Income shall be determined as of the earlier of the last day of the current Plan Year and the date payments begin, and Final Average Pay shall be determined as of the earliest of the last day of the current Plan Year, Termination of Employment (if any), and the date the Participant ceases to be a Participant (if any).
(c)    Total Retirement Income – Projected Limitation. Notwithstanding anything in this Plan to the contrary, the projected Total Retirement Income of a Participant shall be limited to fifty percent (50%) of the Participant’s projected Final Average Pay, and a Participant’s

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Contribution Credits and/or Annual Indexation Credits, as applicable, under this Plan shall be adjusted as set forth in Section 4.4(d) below in order to ensure that such limit is observed. For this purpose, in the case of a Participant who has not yet attained age 65, Total Retirement Income and Final Average Pay shall be projected from the last day of the current Plan Year to the date the Participant attains age 65 by assuming four percent (4%) annual pay increases and that the Participant remains a Participant until such projected date. The projected limitation under this Section 4.4(c) shall not apply unless the Participant remains a Participant until the last day of the Plan Year.
(d)    If, pursuant to Section 4.4(b), a Participant’s or Former Participant’s Total Retirement Income exceeds the fifty percent (50%) limits set forth in Sections 4.4(b), then Contribution Credits and/or Annual Indexation Credits, as applicable, for the current and, if necessary, prior Plan Years shall be reduced as necessary to limit Total Retirement Income accordingly. If such Participant’s or Former Participant’s Total Retirement Income subsequently falls below the fifty percent (50%) limits set forth in Section 4.4(b), then any Contribution Credits and/or Annual Indexation Credits previously reduced shall be restored as necessary.
(e)    If, pursuant to Section 4.4(c), a Participant’s or Former Participant’s Total Retirement Income is projected to exceed the fifty percent (50%) limits set forth in Section 4.4(c), then the projected future Contribution Credits and/or Annual Indexation Credits, as applicable, shall be reduced, and, if necessary, Contribution Credits and/or Annual Indexation Credits for the current Plan Year, and then any prior Plan Years, shall be reduced to the extent required to limit the projected Total Retirement Income accordingly. If such Participant’s or Former Participant’s Total Retirement Income subsequently is projected to fall below the fifty percent (50%) limits set forth in 4.4(c), then any Contribution Credits and/or Annual Indexation

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Credits previously reduced shall be restored as necessary, first with respect to any prior Plan Years in order of the most recently reduced, and second with respect to projected Plan Years.
4.5    Vesting
The interest of each Participant in his or her Account shall vest as follows:
(a)    Vesting of Contribution Credits. Each Participant shall become fully vested in a particular Contribution Credit upon the completion of three (3) years of Vesting Service following the beginning of the Plan Year (or portion thereof) with respect to which such Contribution Credit is credited to the Participant’s Account.
(b)    Vesting of Annual Indexation Credits. Each Participant shall become fully vested in that portion of each Annual Indexation Credit which has been credited to his or her Account with respect to a particular Contribution Credit at the time such Participant becomes fully vested in such Contribution Credit and all further Annual Indexation Credits with respect to that vested Contribution Credit shall be fully vested.
(c)    Attainment of Age 62. Notwithstanding any other provision of this Plan to the contrary, each Participant shall become fully vested in his or her Account on the date such Participant attains age 62 and all further Contribution Credits and Annual Indexation Credits to such Participant’s Account shall be fully vested.
4.6    Forfeiture
(a)    Termination for Cause. Notwithstanding any other provision of this Plan to the contrary, each Participant shall forfeit his or her entire Account (whether vested or nonvested) if the Participant has a Termination of Employment for Cause. For purposes of the Plan, Cause

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shall be determined by the Bank in its sole discretion using the definition set forth in Section
2.1(i).
(b)    Termination Prior to Attaining Age 62. Subject to the provisions of Section 4.1(b) and pursuant to the provisions of Section 4.5, each Participant whose Termination of Employment prior to the date the Participant attains age 62 shall forfeit the unvested final three (3) years of Contribution Credits credited to his or her Account under the Plan.
ARTICLE 5.  PAYMENT OF BENEFITS; DEATH BENEFITS
5.1    Amount of Benefit
The benefit payable under this Plan to a Participant or Former Participant shall be equal to such individual’s vested Account balance at the time payment is made or commences.
5.2    Automatic Form of Benefit Payment
Unless a Participant or Former Participant elects, in the manner prescribed in Section 5.6, an optional form of benefit payment set forth in Section 5.3 within 30 days of first becoming a Participant, the automatic form of benefit payment under the Plan shall be a single lump sum.
5.3    Optional Forms of Benefit Payments
A Participant or Former Participant may elect in accordance with Section 5.6 to receive his or her benefits in one of the following optional forms of payment (which shall be the Actuarial Equivalent of the automatic form provided in Section 5.2) to the extent applicable:
(a)    A Life Annuity Option. A life annuity payable to the Participant or Former Participant as of the first day of each month until (and including) the month in which the Participant or Former Participant dies.

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(b)    A Contingent fifty Percent (50%) Annuitant Option. An annuity payable as of the first day of each month to the Participant or Former Participant, for life, with a continuing annuity to the Beneficiary if the Beneficiary survives the Participant or Former Participant, in an amount which is fifty percent (50%) of the monthly annuity payable to the Participant or Former Participant, beginning with the first day of the month following the Participant’s or Former Participant’s death and continuing for the Beneficiary’s lifetime.
5.4    Automatic Time of Benefit Payment
(a)    Automatic Time. Unless a Participant or Former Participant elects, in the manner prescribed in Section 5.6, an optional time of benefit payment within 30 days of first becoming a Participant, the automatic time of payment of a benefit under the Plan shall be the earlier of the Participant’s Termination of Employment, death or Disability.
(b)    Date Payment is Made. Payment of a benefit under the Plan shall begin as soon as administratively practicable, but not later than 90 days, following Termination of Employment, death or Disability. The Bank shall decide, in its sole discretion, the exact date payment shall begin within such 90-day period.
5.5    Optional Time of Benefit Payment
Notwithstanding Section 5.4(b) above, if a Participant has a Termination of Employment at age 45 or older he may elect to defer payment of benefits under the Plan beyond such Termination of Employment, provided such election is made in accordance with Section 5.6 and the distribution is to be made on a specified date, death or Disability. No payment of benefits may be made under this Plan prior to Termination of Employment, death or Disability. Notwithstanding the foregoing, distributions shall commence no later than the April 1 following

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the end of the calendar year in which the later of the two following events occur: (1) the Participant reaches age 70 ½, or (2) the Participant has a Termination of Employment.
5.6    Manner and Time of Elections
(a)    The election of an optional form or time of benefit payment shall be made on such forms as may be prescribed by the Bank. Except as provided in Section 5.6(b), a Participant must make an election regarding the optional form of benefit and the optional time of benefit payment within 30 days of first becoming a Participant and such election shall be irrevocable on the beginning of the 31st day after becoming a Participant. If no election is made within such 30 days, the automatic form of benefit payment and automatic time of benefit payment rules will apply. A Participant (or Former Participant) may modify his election or the automatic form and time of benefit but the date the modification is submitted to the administrator must be at least twelve (12) months prior to the Participant’s (or Former Participant’s) scheduled distribution date, the modification shall not be effective for twelve (12) months after it becomes irrevocable and the first payment under the modified distribution date must occur at least five (5) years after the date such payment would have been made absent the modification; provided, however, that the additional five (5) years shall not apply to payments elected to be made upon death or to any change in the form of payment between annuities that are Actuarial Equivalents. The election to modify in the preceding sentence shall be irrevocable twelve (12) months prior to the scheduled distribution date absent the modification.
(b)    The rules regarding elections apply to rehired employees described in Section 4.1(b), in the same way it applies to newly eligible employees.

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(c)    Notwithstanding any other provision in the Plan to the contrary, during 2008 a Participant may modify the form of distribution and the distribution date elected under Section 5.6(a), provided that the election is made not later than December 31, 2008. No election under this Section shall: (1) change the payment date of any distribution otherwise scheduled to be paid in 2008 or cause a payment to be paid in 2008, or (2) be permitted after December 31, 2008.
(d)    Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made from the Plan that would constitute an impermissible acceleration of payment as defined in Section 409A(a)(3) of the Code and the regulations promulgated thereunder.
(e)    The Committee may delay any payment to a Participant or Former Participant upon the Committee’s reasonable anticipation of one or more of the following: (i) making such payment would jeopardize the Bank’s ability to continue as a going concern and the payment is made to the Participant during the first taxable year in which making the payment would not have such effect on the Bank; or (ii) making such payment would violate Federal securities laws or other applicable law.
5.7    Death Benefits
(a)    In the case of a Participant or Former Participant:
(1)    who has a vested interest in his or her Account balance; and
(2)    who dies before benefit payment has been made in the case of the lump sum automatic form of payment pursuant to Section 5.2, or who has elected the life annuity form of payment pursuant to Section 5.3(a) and dies before payment has begun, the amount of the vested Account balance shall be paid in a lump sum to the Participant’s or Former Participant’s

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Beneficiary eighteen (18) months after the death of the Participant or Former Participant. In order to change the form or the time of the payment, the Beneficiary must make an election within six (6) months after the Participant’s or Former Participant’s death to receive a distribution in a form that is available to Beneficiaries under Section 5.3, such election shall be irrevocable on the six (6) month anniversary of the Participant’s death and shall not be effective for twelve (12) months after the date such election becomes irrevocable. If the Beneficiary fails to make a timely election, the Beneficiary will receive the benefit in the form of a lump sum at the end of the eighteen (18) month period. The Beneficiary cannot elect to receive: (1) payment past the date that is the April 1 following the end of the calendar year in which the Participant would have attained age 70 ½, (2) benefits in a form not allowed under the Cash Balance Plan and (3) benefits before the end of the eighteen (18) month period.
(b)    In the case of a Participant or Former Participant:
(1)    who has a vested interest in his or her Account balance; and
(2)    who has elected the contingent fifty percent (50%) annuitant option pursuant to Section 5.3(b) and who dies either before or after benefit payment has begun, the amount of the vested Account balance shall be paid or continue to be paid in the form of the contingent fifty percent (50%) annuitant option described in Section 5.3(b).
(c)    In no other case shall any amount be paid to a Participant’s or Former Participant’s Beneficiary.
5.8    Beneficiary Designation
A Participant or Former Participant may designate a person or other entity as the Beneficiary to receive any death benefit payable under the Plan. Each Beneficiary designation

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shall be in the form prescribed by the Bank, shall be effective only when properly filed in writing with the Bank before the earlier of the Participant’s or Former Participant’s death or the time payment is made or commences, and shall revoke all prior designations by the Participant or Former Participant.
ARTICLE 6.  SOURCE OF PAYMENTS
All benefits payable under the Plan shall be paid as they become due and payable by the Bank out of its general assets. Nothing contained in this Plan shall be deemed to create a trust of any kind for the benefit of Participants, Former Participants or their Beneficiaries or create a fiduciary relationship between the Bank and the Participants, Former Participants or their Beneficiaries. To the extent that any person acquires a right to receive benefits under the Plan, such rights shall be no greater than the right of any unsecured general creditors of the Bank. Notwithstanding the foregoing, the Bank may, in its sole discretion, execute a trust agreement with a trustee, or enter into one or more contracts with an insurance company or companies, or adopt a combination of both methods of funding. Any such trust so established shall be a “rabbi” grantor trust under Sections 671 through 679.

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ARTICLE 7.  ADMINISTRATION
7.1    Committee
(a)    General. The Committee, subject to those powers which the Board of Directors has reserved as described in Article 8 below, shall have general authority over, and responsibility for, the administration and interpretation of the Plan. The Committee shall have full power, authority and discretion to interpret and construe the Plan, to make all determinations considered necessary or advisable for the administration of the Plan and the trust, if any, the calculation of the amount of benefits payable under the Plan, and to review claims for benefits under the Plan. The Committee’s interpretations and constructions of the Plan and its decisions or actions thereunder shall be binding and conclusive on all persons for all purposes.
(b)    Composition. The Committee shall consist of at least three individuals, each of whom shall be appointed by the Board of Directors. Any Committee member may resign by delivering his or her written resignation to the Committee no later than fifteen (15) days before the effective date of the resignation. The Board of Directors may remove any member of the Committee at any time and for any reason with or without advance written notice. Vacancies in the Committee arising by resignation, death, removal or otherwise shall be filled by the Board of Directors.
(c)    Committee Procedures. The Committee shall elect or designate one of its own members as Chair, establish its own procedures and the time and place for its meetings and provide for the keeping of minutes of all meetings. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members at a meeting or, at the direction of its Chair, without a meeting by mail or telephone, provided

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that all of the Committee members are informed in writing of the matter to be voted upon. The Committee may establish procedures pursuant to which a Committee member may elect not to participate in a Committee proceeding in which such member has an interest. No Committee member shall be entitled to act on or decide any matters relating solely to such Committee member as a Participant or any of his or her rights or benefits under the Plan.
(d)    Expenses. All expenses incurred by the Committee in its administration of the Plan shall be paid by the Bank. The Committee members shall not receive any special compensation for serving in such capacity but shall be reimbursed for any reasonable expenses actually incurred in connection therewith. No bond or other security is required of the Committee or any member thereof in any jurisdiction.
(e)    Liability; Indemnification. No Committee member shall be personally liable by reason of any instrument executed by such Committee member, or action taken by the member in his or her capacity as a Committee member, acting in good faith and exercising reasonable care, nor for any mistake of judgment made in good faith. Committee members may be entitled to indemnification for certain costs, expenses and liabilities to the fullest extent permitted by applicable law and regulations and the charter and bylaws of the Bank, and subject to the terms and conditions set forth in such bylaws.
7.2    Procedures for Requesting Benefit Payments
To obtain Plan benefits, a Participant, Former Participant or Beneficiary must file a written application with the Bank. Procedures for filing a claim in the event that Plan benefits are denied in whole or in part may be obtained from the Bank.

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ARTICLE 8.   AMENDMENT AND TERMINATION
8.1    Amendment of the Plan
The Bank reserves the right to amend the Plan at any time and in any respect whatsoever by action of its Board of Directors or by such other means as may be prescribed by the Board of Directors. The President of the Bank shall have authority to make administrative and other amendments to the Plan as may be necessary or appropriate to facilitate the administration, management, and interpretation of the Plan or to conform the Plan thereto (including any such amendments as necessary or appropriate from time to time to conform the Plan to changes in applicable laws), provided that any such amendment or action does not have a material effect on the then currently estimated cost to the Bank of maintaining the Plan. All amendments to the Plan that have a material effect on the then currently estimated cost to the Bank of maintaining the Plan must be approved by the Board of Directors. Retroactive Plan amendments may not decrease the Account balance of any Participant or Former Participant determined as of the time the amendment is adopted, unless the Participant or Former Participant consents in writing.
8.2    Termination of the Plan
While it is the intent of the Bank to maintain the Plan indefinitely, it reserves the right to terminate the Plan in whole or in part by action of the Board of Directors (or by such other means as may be prescribed by the Board of Directors) at any time.
Upon termination of the Plan, no further benefits shall accrue under the Plan to any Participant or Former Participant. In the event of a termination of the Plan, the Bank may determine that the Accounts will be distributed. If the Board of Directors determines that the Plan is to be terminated and distributions are to be made, the Accounts will be distributed within

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the period beginning twelve (12) months after the date the Plan was terminated and ending twenty-four (24) months after the date the Plan was terminated, or pursuant to Article 5 of the Plan, if earlier, and otherwise in accordance with Treasury Regulation § 1.409A-3(j)(4)(ix)(C). Any liquidation and termination of the Plan will not occur proximate to a downturn in the financial health of the Bank, as prohibited by Code Section 409A. If the Plan is terminated and Accounts are distributed, the Bank shall: (1) terminate all arrangements for Participants that are required to be aggregated with the Plan under Code Section 409A and (2) not adopt a new plan for Participants that would be aggregated with the Plan under Code Section 409A, at any time within three (3) years following the date of the termination of the Plan.
8.3    Change in Control
The Bank may terminate the Plan within 30 days prior to or twelve (12) months following a Change in Control and distribute the Accounts of the Participants or Former Participants within the twelve (12) month period following a termination of the Plan and otherwise in accordance with Treasury Regulation § 1.409A-3(j)(4)(ix)(B). If the Plan is terminated and Accounts are distributed in connection with a Change in Control, the Bank shall: (1) terminate all arrangements for Participants that are required to be aggregated with the Plan under Code Section 409A and (2) not adopt a new plan for Participants that would be aggregated with the Plan under Code Section 409A, at any time within three years following the date of the termination of the Plan.
8.4    Dissolution or Bankruptcy
The Plan shall automatically terminate upon a corporate dissolution or bankruptcy provided that Participants’ (or Former Participant’s) Accounts are distributed and included in the gross income of the Participants (or Former Participants) by the latest of: (i) the Plan Year in

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which the Plan termination, (ii) the first Plan Year in which payment of the Accounts is administratively practicable, or (iii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture and otherwise in accordance with Treasury Regulation § 1.409A-3(j)(4)(ix)(C). A corporate dissolution or bankruptcy will have occurred only if the transaction qualifies as both a liquidation or reorganization under 12 United States Code Section 1446(26) and a dissolution or bankruptcy under Code Section 409A and the regulations promulgated thereunder.
ARTICLE 9.  MISCELLANEOUS PROVISIONS
9.1    Employment Rights
Nothing contained in this Plan or any modification of the Plan or act done in pursuance of this Plan shall be construed as giving any Participant or Former Participant any legal or equitable right with respect to his or her employment against the Bank (or any director, officer or employee thereof), unless specifically provided in this Plan or under applicable law, or as giving any person a right to be retained in the employ of the Bank. All employees shall remain subject to assignment, reassignment, promotion, transfer, layoff, reduction, suspension, and discharge to the same extent as if this Plan had never been established.
9.2    No Examination or Accounting
Neither this Plan nor any action taken under it shall be construed as giving any person the right to an accounting or to examine the books or affairs of the Bank, the Plan, or the Committee, except to the extent required by law.

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9.3    Records Conclusive
The records of the Bank and the Committee shall be conclusive in respect to all matters involved in the administration of the Plan to the extent permitted by applicable law.
9.4    Severability
In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and it shall be construed and enforced as if such illegal or invalid provision had never been included.
9.5    Counterparts
This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counter parts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.
9.6    Taxes
The Bank shall withhold, or cause to be withheld, from all benefits payable under the Plan all federal, state, local or other taxes required by applicable law be withheld with respect to such payment.
9.7    Binding Effect
The Plan shall be binding upon and inure to the benefit of the Bank and its successors and assigns and the Participants, Former Participants, their Beneficiaries and estates. The Plan shall also be binding upon and inure to the benefit of any successor organization succeeding to substantially all of the assets and business of the Bank, but nothing in the Plan shall preclude the Bank from merging or consolidating into or with, or transferring all or substantially all of its

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assets to, another organization which assumes the Plan and all obligations of the Bank thereunder.
In any agreement or plan which the Bank may enter into to effect any merger, consolidation, reorganization, or transfer of assets, except as provided in Section 8.3, the Bank agrees that it shall make appropriate provision for the preservation of the Participants’ and Former Participants’ benefits accrued under the Plan prior to such merger, consolidation, reorganization or transfer of assets. Upon such a merger, consolidation, reorganization, or transfer of assets and assumption of the Plan obligations of the Bank, the term “Bank” shall refer to such other organization and the Plan shall continue in full force and effect.
9.8    Assignment
No Participant or Former Participant or Beneficiary shall have the right to assign, transfer, hypothecate, encumber or anticipate his or her benefits under the Plan, nor shall the benefits under this Plan be subject to any legal process to levy upon or attach the benefits for payment of any claim against the Participant or Former Participant or his or her Beneficiary. In the event of any attempted assignment or transfer, the Bank shall have no further liability hereunder. The foregoing notwithstanding, in accordance with procedures that are established by the Committee (including procedures requiring prompt notification to the affected Participant or Former Participant and each alternate payee of the receipt by the Plan or the Bank of a domestic relations order and its procedures for determining the qualified status of such order) and subject to Code Section 409A, a judicial order for purposes of or pertaining to domestic relations (which orders do not alter the amount, timing, or form of benefit other than to have it commence at the earliest permissible date) shall be honored by the Plan and the Bank if the Committee or its designee determines that such order would constitute a qualified domestic relations order (within

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the meaning of Section 414(p)(1)(B) of the Code) if the Plan were a qualified retirement plan under Section 401(a) of the Code.
9.9    Incapacity
If the Committee is presented with credible evidence that any person to whom any amount is or was payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment, or any part thereof, due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee is so inclined, be paid to such person’s spouse, child, or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. In making such a finding the Committee may rely on the advice of experts chosen by the Committee in its sole discretion. Any payment consequent on such finding shall be in complete discharge of the liability of the Plan and the Bank therefor.
9.10    Unsecured Creditor
To the extent that any person acquires a right to receive payments from the Bank under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Bank.
9.11    Notice
Any election, application, claim, designation, request, notice, instruction or other communication required or permitted to be made by a Participant, Former Participant, Beneficiary, or other person to the Committee shall be made in writing and in such form as is prescribed from time to time by the Committee and shall be mailed by first-class mail, postage

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pre-paid or delivered to such location as shall be specified by the Committee and shall be deemed to have been given and delivered only upon receipt thereof at such location.
9.12    Benefits Not Salary
The benefits payable under the Plan shall be independent of, and in addition to, any other benefits provided by the Bank and shall not be deemed salary or other remuneration by the Bank for the purpose of computing benefits to which any Participant or Former Participant may be entitled under any other plan or arrangement of the Bank.
9.13    Captions
The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.
9.14    Governing Law
The Plan is intended to constitute an unfunded Plan for a select group of employees and rights thereunder shall be construed according to the laws of the State of California, without giving effect to the choice of law principles thereof, and the laws of the United States, as applicable. The Plan shall be construed in a manner that is consistent and compliant with Section 409A of the Code, and any regulations promulgated thereunder. Any provision that is noncompliant with Section 409A of the Code is void or deemed amended to comply with Section 409A of the Code. The Bank does not guarantee or warrant the tax consequences of the Plan, and the Participants shall in all cases be liable for any taxes due with respect to the Plan.

30
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9.15    Addresses
Each Participant or Former Participant must file with the Bank from time to time in writing his or her post office address and each change of post office address. The communication, statement or notice addressed to a Participant or Former Participant at the last post office address filed with the Bank, or if no address is filed with the Bank, then at the last post office address as shown on the records of the Bank, shall be binding on the Participant or Former Participant and his or her Beneficiaries for all purposes of the Plan. The Bank shall not be required to search for or locate a Participant, Former Participant or his or her Beneficiary.
IN WITNESS WHEREOF, the Federal Home Loan Bank of San Francisco has caused this amendment and restatement to the Federal Home Loan Bank of San Francisco Supplemental Executive Retirement Plan, effective July 1, 2013, to be executed by its duly authorized officers, this 26th day of December, 2013.

FEDERAL HOME LOAN BANK OF SAN FRANCISCO

Signature:	/s/ Dean Schultz
Name:	Dean Schultz
Title:	President and Chief Executive Officer

Signature:	/s/Gregory P. Fontenot
Name:	Gregory P. Fontenot
Title:	Senior Vice President, Director of Human Resources

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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Schedule A
Subject to Sections 3.4, 4.2 and other applicable provisions of the Plan, for the Plan Year beginning in 2003 and for subsequent Plan Years, Contribution Credits shall be credited to the Account of each Participant as follows unless the Board of Directors specifically designates that a different Schedule is applicable to such Participant.

A.1	8% of Compensation for Contribution Credit Service less than 10 years.

A.2	12% of Compensation for Contribution Credit Service of 10 or more but less than 15 years.

A.3	16% of Compensation for Contribution Credit Service of 15 years or more.
For purposes of this Schedule, Compensation shall include only Compensation earned by the Participant during the applicable Plan Year while a Participant in the Plan. Additionally, for purposes of this Schedule, Contribution Credit Service shall be determined as of the first day of the applicable Plan Year. No Contribution Credits shall be credited to the Account of any Participant under this Schedule A for, or with respect to, any year prior to 2003.

A-1
#881286

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Schedule B
Subject to Sections 3.4, 4.2 and other applicable provisions of the Plan, for the Plan Year beginning in 2003 and for subsequent Plan Years, the Account of each Participant to whom the Board of Directors has specifically designated this Schedule B applies shall be credited with Contribution Credits as follows:

B.1	10% of Compensation for Contribution Credit Service less than 10 years.

B.2	15% of Compensation for Contribution Credit Service of 10 or more but less than 15 years.

B.3	20% of Compensation for Contribution Credit Service of 15 years or more.
For purposes of this Schedule, Compensation shall include only Compensation earned by the Participant during the applicable Plan Year while a Participant in the Plan. Additionally, for purposes of this Schedule, Contribution Credit Service shall be determined as of the first day of the applicable Plan Year. No Contribution Credits shall be credited to the Account of any Participant under this Schedule B for or with respect to any year prior to 2003.

B-1
#881286

2016 AMENDMENT TO
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Pursuant to Section 8.1 of the Federal Home Loan Bank of San Francisco Supplemental Executive Retirement Plan, as Amended and Restated Effective July 1, 2013 (the “Plan”), and the action of the Board of Directors, the Plan is hereby amended, effective May 12, 2016, by the addition of a new Schedule C to the Plan, which Schedule C is attached hereto.

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Schedule C

Subject to Sections 3.4, 4.2 and other applicable provisions of the Plan, for the Plan Year beginning in 2016 and for subsequent Plan Years, the Account of each Participant to whom the Board of Directors has specifically designated this Schedule C applies shall be credited with Contribution Credits as follows:
C.l    10% of Compensation for Contribution Credit Service less than 4 years.
C.2    15% of Compensation for Contribution Credit Service of 4 or more but less than 9 years.
C.3    20% of Compensation for Contribution Credit Service of 9 years or more.
For purposes of this Schedule, Compensation shall include only Compensation earned by the Participant during the applicable Plan Year while a Participant in the Plan. No Contribution Credits shall be credited to the Account of any Participant under this Schedule C for or with respect to any year prior to 2016.
Additional Discretionary Contribution Credit
Subject to applicable provisions of the Plan and subject to prior review and non-objection by the Federal Housing Finance Agency, if the Participant’s first Plan Year of participation is less than the full Plan Year, then, at the discretion and specific determination of the Board of Directors, an additional Contribution Credit may be credited to the Participant’s Account as of the last day of such Plan Year.
Supplemental Three Year Contribution Credit
Subject to applicable provisions of the Plan and subject to prior review and non-objection by the Federal Housing Finance Agency, the Account of a Participant to whom the Board of Directors has specifically designated that the Supplemental Three Year Contribution Credit set forth on this Schedule C applies shall be credited with additional Contribution Credits as follows:

$200,000 Contribution Credit on the thirtieth (30th) day following the Participant’s employment commencement date with the Bank.
$200,000 Contribution Credit on the first anniversary of the Participant’s employment commencement date with the Bank.
$200,000 Contribution Credit on the second anniversary of the Participant’s employment commencement date with the Bank.
No Contribution Credit shall be made under this Supplemental Three Year Contribution Credit schedule on any date set forth herein if the Participant has a Termination of Employment prior to such date; provided, however, if the Participant has a Termination of Employment prior to the second anniversary of the Participant’s employment commencement date with the Bank solely by reason of the Participant’s death, Disability, or involuntary termination by the Bank without Cause, then on the Participant’s date of Termination of Employment the Participant’s Account will be credited with a pro rata portion of the next scheduled $200,000 Contribution Credit only, with such proration based on the ratio of (i) the number of days of the Participant’s employment with the Bank following the then most recent anniversary of the Participant’s employment commencement date with the Bank (or the employment commencement date itself if the Participant has not reached the Participant’s first anniversary) to (ii) 365 days.
Notwithstanding Section 4.5 of the Plan, each Contribution Credit under this Supplemental Three Year Contribution Credit schedule only shall be fully vested immediately upon its crediting date.

Exhbit B

Exhibit	Page 1 of 6

EX-10.7 4 ex 1072016presidentsincenti.htm 2016 PRESIDENT'S INCENTIVE PLAN
EXHIBIT 10.7

FHLBank San Francisco
2016 PRESIDENT’S INCENTIVE PLAN

PLAN PURPOSE
To optimize individual and Bank performance in accomplishing Board-approved goals and objectives.

PLAN OBJECTIVES
To motivate the Bank President to exceed individual and Bank goals that support the Bank’s mission and strategic plan. To attract and retain an outstanding executive by providing a competitive total compensation program, including an annual incentive award opportunity.

ELIGIBILITY
The 2016 participant is the Bank President.

The Bank President must be employed by the Bank through January 1, 2017 to be eligible for an incentive award under the 2016 plan. A Bank President hired, promoted, or who takes a leave of absence during the plan year is eligible to participate on a pro-rata basis. A Bank President hired or promoted on or after October 1st may be eligible to participate during the current plan year at the discretion of the Board.

INCENTIVE GOALS AND MEASURES

Incentive Goals
For the Bank President there are individual and Bank goals, which are weighted. The individual goal(s) support the Bank-wide goals (See 2016 Short-Term Incentive Plan Goals and Measures) and objectives.

The three Bank goals for 2016 are:

1.	2016 Risk Management Goal: Continue to enhance and advance the function and approaches to the Bank’s risk management.

2.
2016 Franchise Enhancement Goal: Position the Bank and the FHLBank System to remain an integral component of the changing housing and financial services markets. Continue to meet the Bank's mission objectives within these markets as they are currently structured, but also influence and adapt to structural changes in those markets.

3.	2016 Community Investment Goal: Support and promote the Bank’s Affordable Housing Program and Community Investment Programs.

Incentive Goal Achievement Measures
The plan levels of goal achievement are as follows:

Achievement Level	Measure Definition
Far Exceeds	The most optimistic achievement level that far exceeds expected performance.
Exceeds	An optimistic achievement level that exceeds expected performance.
Meets	Performance that is expected under the Bank's Plan.
Threshold	Minimum level of performance that must be achieved for awards to be paid.

Actual achievement of Bank goals is subject to adjustment for changes resulting from changes in financial strategies or policies, any significant change in Bank membership, as well as other factors determined by the Board. Impacts of OTTI credit charges are excluded from the achievement levels and

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Exhibit	Page 2 of 6

measurement of performance for the Adjusted Return on Capital Spread component of the Franchise Enhancement Goal. Impacts of dividend benchmark variances to plan are also excluded from the measurement of Adjusted Return on Capital Spread performance.

January 2016

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Exhibit	Page 3 of 6

AWARD DETERMINATION AND OPPORTUNITY
Any award will be based on success in achieving the individual and Bank goals, and on the overall performance. At yearend, accomplishments will be assessed and a percentage of achievement will be determined for each goal and any award determination shall be approved by the Board.

Percentage of Goal Achievement Scale	Aggregate Goal Achievement	Award Range (Percentage of 2016 Base Salary)
0% - 150%	150% = Far Exceeds	50%
	125% = Exceeds	48%
	100% = Meets	40%
	75% = Threshold	20%

For each goal, the percentage of achievement will be multiplied by the applicable weights. Each weighted achievement will then be added to determine the total weighted achievement. The basis for any award opportunity for the participant is total weighted achievement. Total weighted achievement from Threshold achievement level (75-99%) is below the Meets achievement level and, therefore, results in an award less than one granted for achieving the Meets achievement level. Total weighted achievement below the Threshold achievement level normally will not result in an incentive award. The Board of Directors has full discretion to modify any and all goals, achievement levels, and incentive payments to account for matters not specifically addressed in the plan, subject to review by the Federal Housing Finance Agency, as required. Incentive compensation reductions may be made, but are not limited to the following circumstances: (i) if errors or omissions result in material revisions to the Bank’s financial results, information submitted to a regulatory or a reporting agency, or information used to determine incentive compensation payouts; (ii) if information submitted to a regulatory or a reporting agency is untimely; or, (iii) if the Bank does not make appropriate progress in the timely remediation of examination, monitoring, or other supervisory findings and matters requiring attention.

APPROVAL OF INCENTIVE AWARDS
The amount of the incentive award, if any, under this plan shall be approved by the Board of Directors, including any award for achievement below Threshold. Awards will be considered by the Board of Directors at the January 2017 Board meeting, or as soon thereafter as reasonably practicable.

TIMING OF PAYMENT OF FINAL INCENTIVE AWARDS
Payment of the incentive award, if any, will be paid in the taxable year immediately following the end of the performance period and no later than 60 days after the date that the Board of Directors’ approval of such award becomes effective.

PLAN ADMINISTRATION AND IMPLEMENTATION
The Board of Directors oversees the administration and interpretation of the plan.

The plan is intended to be exempt from Section 409A of the Internal Revenue Code and the provisions of the plan shall be construed and interpreted consistent with such intent.

2016 President and CEO Goal Weights
	Corporate Goal Weights	Goal Weight (includes individual goals)
Individual	N/A	10.0%
Risk Management	30.0%	27.0%
Franchise Enhancement	50.0%	45.0%
Community Investment	20.0%	18.0%
Total	100.0%	100.0%
All compensation and incentive plans are subject to review and revision at the Bank’s discretion. Such plans are reviewed regularly to ensure they are competitive and equitable. Executive Officer compensation and benefit programs are subject to Federal Housing Finance Agency review and oversight, and payments made under such programs may not become effective until after the Agency’s non-objection under applicable laws and regulations in effect from time to time.

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Exhibit	Page 4 of 6

January 2016

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Exhibit	Page 5 of 6

2016 Short-Term Incentive Plan Goals and Measures

2016 Goals	2016 Goal Components	Goal Weight	Goal Component Weight	2016 Short-Term Incentive Plan Goal Measures
1) RISK MANAGEMENT		30%
In the event of a Significant Deficiency or Material Weakness in internal control over financial reporting, a significant operations loss, or a significant noncompliance with Bank policy as described in the Bank’s Risk Management Policy, the Board of Directors will assess the impact and appropriate adjustment to the Risk Management goal achievement level, if any.

	A) Strategic Sourcing and Vendor Management		50%	75%:	threshold
				•	Strategic Sourcing: Adopt new Bank Purchasing Policy
				•	Vendor Management: Adopt Risk Management Tool for assessment and diligence of the Bank's Strategic vendors
				100%:	75% achievement, plus:
				•	Strategic Sourcing: Attain 40% spend under management (SUM)
				•	Vendor Management: Rationalize vendor base into Strategic, Preferred, and Tactical vendor categories
				125%:	100% achievement, plus:
				•	Strategic Sourcing: Attain 50% SUM
				•	Vendor Management: Adopt Risk Management Tool for assessment and diligence of Preferred vendors
				150%:	125% achievement, plus:
				•	Strategic Sourcing: Attain 60% SUM
				•	Vendor Management: Adopt Risk Management Tool for assessment and diligence of Tactical vendors
	B) Business Continuity		50%	75%:	Develop and establish Business Continuity Management (BCM) Program Standards
				100%:	Achieve 50% of targets in the BCM Program Planning and Exercise Standards
				125%:	Achieve 50% of targets in the BCM Program Threat Analysis and Crisis Management Standards
				150%:	Achieve 75% of targets in the BCM Program Education, Awareness and Training, and BCM Program Governance and Reporting Standards
2) FRANCHISE ENHANCEMENT		50%
	A) Financial Performance		35%	Adjusted Return on Capital Spread
					75%	100%	125%	150%
					3.27%	3.52%	3.77%	4.02%
				Achievement level targets and measured performance exclude OTTI credit charges.
	B) Technology		25%	75%:	Complete 2 strategic technology initiatives: [Technology Resiliency-Phase I and Vendor/Procurement Management]
				100%:	75% achievement, plus: complete 2 additional (total of 4) strategic technology initiatives
				125%:	100% achievement, plus: complete 2 additional (total of 6) strategic technology initiatives
				150%:	125% achievement, plus: complete 2 additional (total of 8) strategic technology initiatives
				Calypso Upgrade not included in the total, given dependency on the vendor to release the product before the upgrade can begin.
	C) Member Business		20%		Advances and Letters of Credit (LC) Volume Average Outstanding Daily Balance ($Bils)
					75%	100%	125%	150%
					$[*]	$[*]	$[*]	$[*]
			5%		Mortgage Partnership Finance (MPF) Volume ($Mils)
					75%	100%	125%	150%
					$[*]	$[*]	$[*]	$[*]
			5%		Mortgage Partnership Finance (MPF) (Conversions of New/Non-Selling PFIs)
					75%	100%	125%	150%
					[*]	[*]	[*]	[*]
				Measured by existing non-sellers or new PFIs that sell loans.
			10%		Recruitment (# of New Members)
					75%	100%	125%	150%

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Exhibit	Page 6 of 6

				7	9	11	13
3) COMMUNITY INVESTMENT		20%
	CIP/ACE Advances, Letters of Credit and AHEAD (# of Members)		100%	(# of Members)
				75%	100%	125%	150%
				38	41	44	47
[*]  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion

January 2016

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Exhbit C

EX 10.3 2014 Executive Performance Unit Plan	Page 1 of 4

EX-10.3 ex1032014executiveperforma.htm 2014 EXECUTIVE PERFORMANCE UNIT PLAN
Exhibit 10.3

FHLBank San Francisco
2014 Executive Performance Unit Plan
Summary Description

PLAN PURPOSE
To optimize the Bank’s performance in accomplishing Board-approved goals.
PLAN OBJECTIVES
To motivate key executives to position the Bank to exceed specified long-term Bank goals that directly support the Bank’s mission and strategic plan. To attract and retain outstanding executives by providing a competitive total compensation program, including a cash-based long-term incentive reward opportunity tied to the performance of the Bank against specified performance measures.
PARTICIPANTS
Participants are key executives whose performance has a major impact on the Bank’s success. Participants are the incumbents in the Bank’s senior officer positions, including:
President
Executive Vice President
Senior Vice Presidents (excluding the Senior Vice President, Director of Internal Audit – participates in the Audit Performance Unit Plan)
PERFORMANCE PERIOD
The Executive Performance Unit Plan (EPUP) pays incentive awards related to the achievement of Bank performance over a three-year performance period. The 2014 EPUP is effective January 1, 2014, and is based on performance from January 1, 2014 through December 31, 2016.
PERFORMANCE METRICS
Performance metrics balance financial and risk management objectives, focusing on achievement of Adjusted Return on Capital Spread and Risk Management goals. Adjusted Return on Capital Spread will be weighted 30% and Risk Management will be weighted 70%. The Meets performance level reflects long-term performance expectations. Unlike the President’s Incentive Plan (PIP) and Executive Incentive Plan (EIP), participants do not have an individual goal under the EPUP.

1.
3-Year Average Adjusted Return on Capital Spread: Adjusted Return on Capital Spread (AROCS) is the primary measure the Bank uses to determine total rate of return to shareholders. The Meets AROCS achievement level has been set at 3.27% and represents the projected average for the performance period (January 1, 2014 through December 31, 2016). The Meets AROCS achievement level is consistent with the Bank’s Strategic Plan forecast and reflects the Bank’s continued mission-consistent focus on member’s mortgage finance business. Threshold AROCS has been set at 3.02%, Exceeds achievement level has been set at 3.52% and Far Exceeds achievement level has been set at 3.77%.

2.
3-Year Average Risk Management: Risk Management is based on the 3-year average of the actual Risk Management goal achievement levels under the 2014, 2015, and 2016 annual incentive plans, and will be set at the end of the performance period.

Actual achievement of Bank goals is subject to adjustment for changes resulting from changes in financial strategies or policies, any significant change in Bank membership, as well as other factors determined by the Board. Impacts of OTTI credit charges are excluded from the Adjusted Return on Capital Spread achievement levels, but are included in the measurement of actual Adjusted

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EX 10.3 2014 Executive Performance Unit Plan	Page 2 of 4

Return on Capital Spread performance. Impacts of dividend benchmark variances to plan are excluded from the measurement of Adjusted Return on Capital Spread performance.

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EX 10.3 2014 Executive Performance Unit Plan	Page 3 of 4

EPUP ACHIEVEMENT MEASURES
The Executive Performance Unit Plan rewards four levels of performance achievement, as follows:

Achievement Level	Measure Definition
Far Exceeds	The most optimistic achievement level that far exceeds expected performance.
Exceeds	An optimistic achievement level that exceeds expected performance.
Meets	Performance that is expected under the Bank's Plan.
Threshold	Minimum level of performance that must be achieved for awards to be paid.
AWARD DETERMINATION
An award is calculated and paid in whole or part at the end of the 2014 plan term (during the first quarter of 2017). Awards earned are based on the level at which the 3-year performance goals have been achieved. Final awards may be prorated for participants promoted or hired into an eligible position during the performance period, and for participants who take a leave of absence during the performance period. Note that the percentages of award opportunity provided below are not the award percentages of base salary. See below for award opportunities and ranges.

Adjusted Return on Capital Spread Goal (3-Year Average)[1]			Risk Management Goal (3-Year Average)[2]
30% goal weight		% of Award Opportunity	70% goal weight		% of Award Opportunity
Threshold (75%)	3.02%	22.5%	Threshold (75%)	Average of 3- Year Achievement	52.5%
Meets (100%)	3.27%	30.0%	Meets (100%)		70.0%
Exceeds (125%)	3.52%	37.5%	Exceeds (125%)		87.5%
Far Exceeds (150%)	3.77%	45.0%	Far Exceeds (150%)		105%

[1] Meets excludes OTTI impact, while measured performance includes OTTI impact.
[2] Measured by 3-year achievement levels of Risk Management goal under the respective STIPs.

Performance below the Threshold achievement level for either measure normally will not result in an incentive award. The Board of Directors has full discretion to modify any and all goals, achievement levels, and incentive payments to account for matters not specifically addressed in the plan, subject to review by the Federal Housing Finance Agency, as required. Incentive compensation reductions may be made, but are not limited to the following circumstances: (i) if errors or omissions result in material revisions to the Bank’s financial results, information submitted to a regulatory or a reporting agency, or information used to determine incentive compensation payouts; (ii) if information submitted to a regulatory or a reporting agency is untimely; or, (iii) if the Bank does not make appropriate progress in the timely remediation of examination, monitoring, or other supervisory findings and matters requiring attention.

AWARD DETERMINATION AND OPPORTUNITY
Achievement award levels are stated below as a percentage of the February 1st base salary at the beginning of the performance period.

2014-2016 EPUP Plan Period

Percentage of Goal Achievement Scale	Aggregate Goal Achievement		Award Range (Percentage of 2014 Base Salary)
0% - 150%	150%	= Far Exceeds	50.0%
	125%	= Exceeds	48.0%
	100%	= Meets	40.0%
	75%	= Threshold	20.0%
Awards will be considered by the Board of Directors at the end of the 3-year performance period (during the first quarter of 2017). The amount of an award, if any, shall be approved by the Board of Directors.

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EX 10.3 2014 Executive Performance Unit Plan	Page 4 of 4

All incentive awards are governed by the terms and conditions of the 2014 Executive Performance Unit Plan. In the event there is any conflict between the terms of this summary description and the terms of the plan document, the plan document shall govern.
To be eligible for the Executive Performance Unit Plan payment, participants must be employed with the Bank through the end of the 3-year performance period, except in the case of a voluntary normal retirement, a qualified long-term disability, or death. EPUP awards will be prorated for participants in position less than a full plan term, including participants who have a leave of absence greater than one month during the plan term. Any awards will be distributed as soon as administratively possible following the effective date of Board approval. All compensation and incentive plans are subject to review and revision at the Bank’s discretion. Such plans are reviewed regularly to ensure they are competitive and equitable. Executive Officer compensation and benefit programs are subject to Federal Housing Finance Agency review and oversight, and payments made under such programs may not become effective until after the Agency's non-objection under applicable laws and regulations in effect from time to time.

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EX 10.3 2015 Executive Performance Unit Plan	1 of 4

EX-10.3 4 ex 1032015executiveperforma.htm 2015 EXECUTIVE PERFORMANCE UNIT PLAN
Exhibit 10.3

FHLBank San Francisco
2015 Executive Performance Unit Plan
Summary Description

PLAN PURPOSE
To optimize the Bank’s performance in accomplishing Board-approved goals.
PLAN OBJECTIVES
To motivate key executives to position the Bank to exceed specified long-term Bank goals that directly support the Bank’s mission and strategic plan. To attract and retain outstanding executives by providing a competitive total compensation program, including a cash-based long-term incentive reward opportunity tied to the performance of the Bank against specified performance measures.
PARTICIPANTS
Participants are key executives whose performance has a major impact on the Bank’s success. Participants are the incumbents in the Bank’s senior officer positions, including:
President
Executive Vice President
Senior Vice Presidents (excluding the Senior Vice President, Director of Internal Audit – participates in the Audit Performance Unit Plan)
PERFORMANCE PERIOD
The Executive Performance Unit Plan (EPUP) pays incentive awards related to the achievement of Bank performance over a three-year performance period. The 2015 EPUP is effective January 1, 2015, and is based on performance from January 1, 2015 through December 31, 2017.
PERFORMANCE METRICS
Performance metrics balance financial and risk management objectives, focusing on achievement of Adjusted Return on Capital Spread and Risk Management goals. Adjusted Return on Capital Spread will be weighted 30% and Risk Management will be weighted 70%. The Meets performance level reflects long-term performance expectations. Unlike the President’s Incentive Plan (PIP) and Executive Incentive Plan (EIP), participants do not have an individual goal under the EPUP.

1.
3-Year Average Adjusted Return on Capital Spread: Adjusted Return on Capital Spread (AROCS) is the primary measure the Bank uses to determine total rate of return to shareholders. The Meets AROCS achievement level has been set at 2.84% and represents the projected average for the performance period (January 1, 2015 through December 31, 2017). The Meets AROCS achievement level is consistent with the Bank’s Strategic Plan forecast and reflects the Bank’s continued mission-consistent focus on member’s mortgage finance business. Threshold AROCS has been set at 2.59%, Exceeds achievement level has been set at 3.09% and Far Exceeds achievement level has been set at 3.34%.

2.
3-Year Average Risk Management: Risk Management is based on the 3-year average of the actual Risk Management goal achievement levels under the 2015, 2016, and 2017 annual incentive plans, and will be set at the end of the performance period.

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EX 10.3 2015 Executive Performance Unit Plan	2 of 4

Actual achievement of Bank goals is subject to adjustment for changes resulting from changes in financial strategies or policies, any significant change in Bank membership, as well as other factors determined by the Board. Impacts of OTTI credit charges are excluded from the Adjusted Return on Capital Spread achievement levels, but are included in the measurement of actual Adjusted Return on Capital Spread performance. Impacts of dividend benchmark variances to plan are excluded from the measurement of Adjusted Return on Capital Spread performance.

January 2015

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EX 10.3 2015 Executive Performance Unit Plan	3 of 4

EPUP ACHIEVEMENT MEASURES
The Executive Performance Unit Plan rewards four levels of performance achievement, as follows:

Achievement Level	Measure Definition
Far Exceeds	The most optimistic achievement level that far exceeds expected performance.
Exceeds	An optimistic achievement level that exceeds expected performance.
Meets	Performance that is expected under the Bank's Plan.
Threshold	Minimum level of performance that must be achieved for awards to be paid.
AWARD DETERMINATION
An award is calculated and paid in whole or part at the end of the 2015 plan term (during the first quarter of 2018). Awards earned are based on the level at which the 3-year performance goals have been achieved. Final awards may be prorated for participants promoted or hired into an eligible position during the performance period, and for participants who take a leave of absence during the performance period. Note that the percentages of award opportunity provided below are not the award percentages of base salary. See below for award opportunities and ranges.

Adjusted Return on Capital Spread Goal (3-Year Average) [1]			Risk Management Goal (3-Year Average) [2]
30% goal weight		% of Award Opportunity	70% goal weight		% of Award Opportunity
Threshold (75%)	2.59%	22.5%	Threshold (75%)	Average of 3- Year Achievement	52.5%
Meets (100%)	2.84%	30.0%	Meets (100%)		70.0%
Exceeds (125%)	3.09%	37.5%	Exceeds (125%)		87.5%
Far Exceeds (150%)	3.34%	45.0%	Far Exceeds (150%)		105.0%

[1] Meets excludes OTTI impact, while measured performance includes OTTI impact.
[2] Measured by 3-year achievement levels of Risk Management goal under the respective STIPs.

Performance below the Threshold achievement level for either measure normally will not result in an incentive award. The Board of Directors has full discretion to modify any and all goals, achievement levels, and incentive payments to account for matters not specifically addressed in the plan, subject to review by the Federal Housing Finance Agency, as required. Incentive compensation reductions may be made, but are not limited to the following circumstances: (i) if errors or omissions result in material revisions to the Bank’s financial results, information submitted to a regulatory or a reporting agency, or information used to determine incentive compensation payouts; (ii) if information submitted to a regulatory or a reporting agency is untimely; or, (iii) if the Bank does not make appropriate progress in the timely remediation of examination, monitoring, or other supervisory findings and matters requiring attention.

AWARD DETERMINATION AND OPPORTUNITY
Achievement award levels are stated below as a percentage of the February 1st base salary at the beginning of the performance period.
2015-2017 EPUP Plan Period

Percentage of Goal Achievement Scale	Aggregate Goal Achievement		Award Range (Percentage of 2015 Base Salary)
0% - 150%	150%	= Far Exceeds	50.0%
	125%	= Exceeds	48.0%
	100%	= Meets	40.0%
	75%	= Threshold	20.0%
Awards will be considered by the Board of Directors at the end of the 3-year performance period (during the first quarter of 2018). The amount of an award, if any, shall be approved by the Board of Directors. All incentive awards are governed

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EX 10.3 2015 Executive Performance Unit Plan	4 of 4

by the terms and conditions of the 2015 Executive Performance Unit Plan. In the event there is any conflict between the terms of this summary description and the terms of the plan document, the plan document shall govern.
To be eligible for the Executive Performance Unit Plan payment, participants must be employed with the Bank through the end of the 3-year performance period, except in the case of a voluntary normal retirement, a qualified long-term disability, or death. EPUP awards will be prorated for participants in position less than a full plan term, including participants who have a leave of absence greater than one month during the plan term. Any awards will be distributed as soon as administratively possible following the effective date of Board approval. All compensation and incentive plans are subject to review and revision at the Bank’s discretion. Such plans are reviewed regularly to ensure they are competitive and equitable. Executive Officer compensation and benefit programs are subject to Federal Housing Finance Agency review and oversight, and payments made under such programs may not become effective until after the Agency's non-objection under applicable laws and regulations in effect from time to time.
January 2015

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Exhibit	1 of 4

EX-10.11 6 ex10112016executiveperfrom.htm 2016 EXECUTIVE PERFORMANCE UNIT PLAN

EXHIBIT 10.11

FHLBank San Francisco
2016 Executive Performance Unit Plan [the Long-Term Incentive Plan]
Summary Description

PLAN PURPOSE
To optimize the Bank’s performance in accomplishing Board-approved goals.
PLAN OBJECTIVES
To motivate key executives to position the Bank to exceed specified long-term Bank goals that directly support the Bank’s mission and strategic plan. To attract and retain outstanding executives by providing a competitive total compensation program, including a cash-based long-term incentive reward opportunity tied to the performance of the Bank against specified performance measures.
PARTICIPANTS
Participants are key executives whose performance has a major impact on the Bank’s success. Participants are the incumbents in the Bank’s senior officer positions, including:
President
Executive Vice President
Senior Vice Presidents (excluding the Senior Vice President, Director of Internal Audit – participates in the Audit Performance Unit Plan)
PERFORMANCE PERIOD
The Executive Performance Unit Plan (EPUP) pays incentive awards related to the achievement of Bank performance over a three-year performance period. The 2016 EPUP is effective January 1, 2016, and is based on performance from January 1, 2016 through December 31, 2018.
PERFORMANCE METRICS
Performance metrics balance financial and risk management objectives, focusing on achievement of Adjusted Return on Capital Spread and Risk Management goals. Adjusted Return on Capital Spread will be weighted 30% and Risk Management will be weighted 70%. The Meets performance level reflects long-term performance expectations. Unlike the President’s Incentive Plan (PIP) and Executive Incentive Plan (EIP), participants do not have an individual goal under the EPUP.
1. 3-Year Average Adjusted Return on Capital Spread: Adjusted Return on Capital Spread (AROCS) is the primary measure the Bank uses to determine total rate of return to shareholders. The Meets AROCS achievement level has been set at 2.69% and represents the projected average for the performance period (January 1, 2016 through December 31, 2018). The Meets AROCS achievement level is consistent with the Bank’s Strategic Plan forecast and reflects the Bank’s continued mission-consistent focus on member’s mortgage finance business. Threshold AROCS has been set at 2.44%, Exceeds achievement level has been set at 2.94% and Far Exceeds achievement level has been set at 3.19%.
2. 3-Year Average Risk Management: Risk Management is based on the 3-year average of the actual Risk Management goal achievement levels under the 2016, 2017, and 2018 annual incentive plans, and will be set at the end of the performance period.

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Exhibit	2 of 4

Actual achievement of Bank goals is subject to adjustment for changes resulting from changes in financial strategies or policies, any significant change in Bank membership, as well as other factors determined by the Board. Impacts of OTTI credit charges are excluded from the Adjusted Return on Capital Spread achievement levels, but are included in the measurement of actual Adjusted Return on Capital Spread performance. Impacts of dividend benchmark variances to plan are excluded from the measurement of Adjusted Return on Capital Spread performance.

January 2016

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Exhibit	3 of 4

EPUP ACHIEVEMENT MEASURES
The Executive Performance Unit Plan rewards four levels of performance achievement, as follows:

Achievement Level	Measure Definition
Far Exceeds	The most optimistic achievement level that far exceeds expected performance.
Exceeds	An optimistic achievement level that exceeds expected performance.
Meets	Performance that is expected under the Bank's plan.
Threshold	Minimum level of performance that must be achieved for awards to be paid.
AWARD DETERMINATION
An award is calculated and paid in whole or part at the end of the 2016 plan term (during the first quarter of 2019). Awards earned are based on the level at which the 3-year performance goals have been achieved. Final awards may be prorated for participants promoted or hired into an eligible position during the performance period, and for participants who take a leave of absence during the performance period. Note that the percentages of award opportunity provided below are not the award percentages of base salary. See below for award opportunities and ranges.

Adjusted Return on Capital Spread Goal (3-Year Average) [1]				Risk Management Goal (3-Year Average) [2]
30% goal weight			% of Award Opportunity	70% goal weight			% of Award Opportunity
Threshold	(75%)	2.44%	22.5%	Threshold	(75%)	Average of 3- Year Achievement	52.5%
Meets	(100%)	2.69%	30.0%	Meets	(100%)		70.0%
Exceeds	(125%)	2.94%	37.5%	Exceeds	(125%)		87.5%
Far Exceeds	(150%)	3.19%	45.0%	Far Exceeds	(150%)		105.0%

[1] Meets excludes OTTI impact, while measured performance includes OTTI impact.
[2] Measured by 3-year achievement levels of Risk Management goal under the respective STIPs.

Performance below the Threshold achievement level for either measure normally will not result in an incentive award. The Board of Directors has full discretion to modify any and all goals, achievement levels, and incentive payments to account for matters not specifically addressed in the plan, subject to review by the Federal Housing Finance Agency, as required. Incentive compensation reductions may be made, but are not limited to the following circumstances: (i) if errors or omissions result in material revisions to the Bank’s financial results, information submitted to a regulatory or a reporting agency, or information used to determine incentive compensation payouts; (ii) if information submitted to a regulatory or a reporting agency is untimely; or, (iii) if the Bank does not make appropriate progress in the timely remediation of examination, monitoring, or other supervisory findings and matters requiring attention.

AWARD DETERMINATION AND OPPORTUNITY
Achievement award levels are stated below as a percentage of the February 1st base salary at the beginning of the performance period.

2016-2018 EPUP Plan Period

Percentage of Goal Achievement Scale	Aggregate Goal Achievement	Award Range (Percentage of 2016 Base Salary)
0% - 150%	150% = Far Exceeds	50.0%
	125% = Exceeds	48.0%
	100% = Meets	40.0%
	75% = Threshold	20.0%
Awards will be considered by the Board of Directors at the end of the 3-year performance period (during the first quarter of 2019). The amount of an award, if any, shall be approved by the Board of Directors. All incentive awards are governed by the terms and conditions of the 2016 Executive Performance Unit Plan. In the event there is any conflict between the terms of this summary description and the terms of the plan document, the plan document shall govern.

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Exhibit	4 of 4

To be eligible for the Executive Performance Unit Plan payment, participants must be employed with the Bank through the end of the 3-year performance period, except in the case of a voluntary normal retirement, a qualified long-term disability, or death. EPUP awards will be prorated for participants in position less than a full plan term, including participants who have a leave of absence greater than one month during the plan term. Any awards will be distributed as soon as administratively possible following the effective date of Board approval. All compensation and incentive plans are subject to review and revision at the Bank’s discretion. Such plans are reviewed regularly to ensure they are competitive and equitable. Executive Officer compensation and benefit programs are subject to Federal Housing Finance Agency review and oversight, and payments made under such programs may not become effective until after the Agency's non-objection under applicable laws and regulations in effect from time to time.

January 2016

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Exhbit D

EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 1 of 20

EX-10.16 ex10116corporatesenioroffic.htm CORPORATE SENIOR OFFICER SEVERANCE POLICY

EXHIBIT 10.16

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
CORPORATE SENIOR OFFICER SEVERANCE POLICY

PRESIDENT
EXECUTIVE VICE PRESIDENT
SENIOR VICE PRESIDENT

Effective: June 1, 2011
Amended and Restated: August 14, 2013

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 2 of 20

CORPORATE SENIOR OFFICER SEVERANCE POLICY1
For the President, Executive Vice President and Senior Vice Presidents

ESTABLISHMENT

The Federal Home Loan Bank of San Francisco (the “Bank”), pursuant to the powers granted it under 12 U.S.C. Section 1432, established on January 25, 1996, a severance policy, which has subsequently been restated from time to time, for eligible Corporate Senior Officers (the “Corporate Senior Officer Severance Policy” or “Policy”). The Policy is effective June 1, 2011, as provided herein.
AMENDMENT AND TERMINATION

The Bank reserves the right to amend, add, modify, or terminate the Policy, in whole or in part, at any time it deems appropriate, provided, however, that, following a merger, reorganization, or consolidation of the Bank; sale of all or substantially all the business or assets of the Bank; or other similar transaction, no such amendment will impair the then-existing rights of an eligible Corporate Senior Officer under the Policy. Notwithstanding the foregoing, any amendments, additions, modifications or terminations of this Policy will be effective only to the extent such amendments, additions, modifications, or terminations are permitted by Applicable Laws.
Adoption of this Policy by the Bank is not to be construed as a contract between the Bank and any of its Corporate Senior Officers nor is it intended to create any absolute right, vested or otherwise, to any severance benefit for any Corporate Senior Officer.
POLICY

The purpose of the Policy is to help provide protection from loss of income because of unemployment while an eligible Corporate Senior Officer seeks other employment and to ensure that the Bank will have the continued dedication and objectivity of each eligible Corporate Senior Officer, notwithstanding the possibility, threat, or occurrence of a termination of employment or potential transaction involving the Bank. Because of changing economic and business conditions, most organizations must continually evaluate their operations and be prepared to make changes in the structure of their workforces. Similarly, the Bank’s changing business environment may require it to consider strategic alternatives; restructure, modify, or eliminate jobs; and reduce staff from time to time. Should an eligible Corporate Senior Officer be affected by one of these events, he or she will be notified and, if eligible under the guidelines listed below, receive severance benefits upon signing a Severance Agreement and Release.
____________________________________
1For purposes of this Corporate Senior Officer Severance Policy, a “Corporate Senior Officer” is defined as an officer at or above the level of Senior Vice President.

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 3 of 20

This Policy sets forth and describes the options, benefits, and severance pay that may be provided to eligible Corporate Senior Officers. The application of the provisions contained in this Policy will be made on a nondiscriminatory basis in accordance with the Bank’s equal employment opportunity policy, or any other basis prohibited by law.
This Policy is not intended for application in any situations in which the Bank continues to offer employment to affected Corporate Senior Officers on substantially the same terms, or in any situation in which the Corporate Senior Officer does not suffer loss of employment.
ELIGIBILITY

A full-time or part-time Corporate Senior Officer may be eligible for severance benefits under the Policy provided that the Corporate Senior Officer is on the official payroll of the Bank on the Effective Date of Separation (as defined below).
A Corporate Senior Officer will be eligible to receive severance pay and benefits upon certain involuntary Separation from Service (as defined below) from the Bank resulting from a “Qualifying Termination”:

(a)	elimination of an individual job or position;

(b)	elimination of one or more jobs or positions as a result of a reduction in staff or department reorganization;

(c)	substantial job modification resulting in the incumbent Corporate Senior Officer being, in the judgment of the Bank, unqualified for or unable to perform the revised job; or

(d)	certain involuntary Separations from Service (as defined below) from the Bank made in connection with a Change in Control of the Bank (as described in Exhibit A).

In all situations in which the Bank gives the Corporate Senior Officer more than one week notice of eligibility, the Bank may condition that Corporate Senior Officer’s eligibility upon his/her remaining on the job until the date the Separation from Service (as defined below) becomes effective, as specified by the Bank.
A Corporate Senior Officer is not eligible for severance pay under this Policy in any event other than (a) through (d), above, and in particular if he or she:

(a)
voluntarily terminates employment with the Bank for any reason prior to the Effective Date of Separation (as defined below) set by the Bank (other than for certain limited reasons in connection with a Change in Control, as described in Exhibit A);

(b)	is terminated by the Bank for any reason other than job elimination, reduction in staff, department reorganization, or job modification as described above;

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 4 of 20

(c)
is terminated because of the Corporate Senior Officer’s death or for cause (including, without limitation, gross misconduct or dereliction of duty) or for failure to meet performance goals or objectives as determined by the Bank;

(d)	retires from the Bank under conditions not involving job elimination, reduction in staff, department reorganization, or job modification as described above;

(e)
accepts any job with another employer that acquired any of the assets or operations of the Bank or with an outsourcing supplier (an outsourcing supplier is defined as an entity to which the Bank outsources a function performed by the Corporate Senior Officer where the Bank agrees with the entity in the outsourcing agreement that it will offer jobs to current Corporate Senior Officers performing that function for the Bank);

(f)	is on a leave of absence at the time of the job elimination/staff reduction and does not return to work at the end of the approved leave period; or

(g)
refuses an equivalent job offer, either within the Bank or with another employer that acquired any of the assets or operations of the Bank (an equivalent job offer is defined as a job offer for a position with a comparable level of responsibility, skill and knowledge requirements, and pay).

For purposes of this Policy, a “Separation from Service” means a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. Department of Treasury regulations and other interpretive guidance thereunder (“Section 409A”), and will generally occur upon the termination of a Corporate Senior Officer’s employment as a common-law employee of the Bank.
A Separation from Service will not be deemed to have occurred if a Corporate Senior Officer continues to provide services to the Bank at an annual rate that is fifty percent or more of the services rendered, on average, during the immediately preceding three full years of employment with the Bank (or if employed by the Bank less than three years, such lesser period); provided, however, that a Separation from Service will be deemed to have occurred if a Corporate Senior Officer’s service with the Bank is reduced to an annual rate that is equal to or less than twenty percent of the services rendered, on average, during the immediately preceding three full years of employment with the Bank (or if employed by the Bank less than three years, such lesser period).
In addition to the foregoing, a Separation from Service will not be deemed to have occurred while a Corporate Senior Officer is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, provided that the Corporate Senior Officer’s right to reemployment with the Bank is provided either by statute or contract. If the period of leave exceeds six months and the Corporate Senior Officer’s right to reemployment is not provided either by statute or contract, then the Corporate Senior Officer is deemed to have Separated from Service on the first day immediately following such six-month period.

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 5 of 20

The effective date of the Separation from Service is typically the Corporate Senior Officer’s last day of employment as a common-law employee with the Bank as described in this section and will be determined in accordance with Section 409A (the “Effective Date of Separation”). Any payments received after the Effective Date of Separation are considered severance pay and not salary.
SEVERANCE PAY AND BENEFIT

At the Bank’s discretion, the Bank may either give the Corporate Senior Officer one week’s notice of a Separation from Service and eligibility for severance, or pay the Corporate Senior Officer one week of base salary in lieu of notice. Upon any termination, the Corporate Senior Officer will be paid his/her fully earned but unpaid base salary, paid by the Bank when due, through the date of termination at the rate then in effect, together with all other amounts and benefits to which the Corporate Senior Officer is entitled under any compensation, retirement or benefit plan or practice of the Bank at the time of termination, plus, if applicable, one week of base salary in lieu of notice on the Effective Date of Separation. In the event an eligible Corporate Senior Officer experiences a Qualifying Termination, the Corporate Senior Officer will be eligible to receive additional severance benefits as described in Exhibit A.
Any severance paid under this Policy is subject to federal and state tax deductions and any other withholdings required by law.
Notwithstanding any other provision of this Policy to the contrary, any severance and benefits payments made to the Corporate Senior Officer pursuant to this Policy, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. §§ 4518(a) and 4518(e) and any regulations promulgated thereunder, including 12 C.F.R. Parts 1230 and 1231.
Notwithstanding any other provision of this Policy to the contrary, if the Bank is not in compliance with applicable regulatory capital or regulatory leverage requirements or if any of the payments to be made pursuant to this Policy would cause the Bank to fall below the applicable regulatory requirements, the payment will be delayed until the Bank achieves compliance with such regulatory capital requirement.
RETENTION PAY

Retention pay may be provided at the Bank’s discretion to specified Corporate Senior Officers for specific assignments. The time at which the retention payment is made will be governed by the individual agreement between the specified Corporate Senior Officer and the Bank (the “Retention Agreement”). Any retention pay provided by the Bank generally will not exceed 30% of the Corporate Senior Officer’s regular earnings during the specified retention period, and will be payable at the time and in the form set forth in the Retention Agreement.
If the Corporate Senior Officer is eligible to receive retention pay under this Policy, he/she will receive payment from the Bank upon the Bank’s receipt of a Severance Agreement and Release (as defined below) that has become irrevocable in accordance with its terms, applicable law, and the Retention Agreement.

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 6 of 20

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 7 of 20

Retention pay is subject to federal and state tax deductions and any other withholdings required by law. Notwithstanding any other provision of this Policy to the contrary, any retention payments made to the Corporate Senior Officer pursuant to this Policy, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. §§ 4518(a) and 4518(e) and any regulations promulgated thereunder, including 12 C.F.R. Parts 1230 and 1231.
SEVERANCE AGREEMENT AND RELEASE

Upon a Separation from Service, the Corporate Senior Officer must execute an agreement acknowledging the Separation from Service with the Bank that includes an outline of the severance pay, retention pay (if applicable), and benefits package available to the Corporate Senior Officer, and a general waiver by the Corporate Senior Officer of any claims against the Bank in order to be eligible to receive any benefits or payments under this Policy (the “Severance Agreement and Release”). The Corporate Senior Officer will have a specified period of time of at least one week (the “Specified Period”) within which to sign and return an executed version of the Severance Agreement and Release, with the Severance Agreement and Release becoming irrevocable.
If a Corporate Senior Officer signs the Severance Agreement and Release after the Specified Period has expired, the Corporate Senior Officer will receive two weeks of base salary for each full year of service, not to exceed twelve months of base salary, upon signing the Severance Agreement and Release.
If a Corporate Senior Officer is unwilling to sign the Severance Agreement and Release within the time period stated in the Severance Agreement and Release, the Corporate Senior Officer will not receive any severance pay or benefits pursuant to the Policy. In such a case, the Human Resources Department of the Bank should be notified so that any problem the Corporate Senior Officer perceives can be discussed and, if possible, resolved.
BENEFITS
Health and life insurance benefits will continue as described in Exhibit A. Under the terms of the Bank’s group health and life insurance benefit plans, the Corporate Senior Officer may request a continuation of coverage through conversion to an individual policy (i.e., health, life, and dependent life insurance). Voluntary accident insurance coverage terminates at the end of the month in which the termination date occurred. Except as otherwise set forth in Exhibit A, all other benefits that the Corporate Senior Officer received from the Bank during his/her employment will cease according to the terms, conditions, and policies governing such benefit plans.
Payment for accrued and unused vacation and holiday balances will be paid in a lump sum payment on the Effective Date of Separation and is subject to federal and state tax deductions and any other withholdings required by law.
Tuition assistance approved and paid by the Bank prior to the Effective Date of Separation need not be repaid to the Bank in the event the Corporate Senior Officer receives severance pay under this Policy.

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 8 of 20

OUTPLACEMENT ASSISTANCE

Upon a Separation from Service, the Bank may, in its sole discretion, provide to former Corporate Senior Officers outplacement assistance, which may include job search assistance and counseling services (Outplacement Assistance). Corporate Senior Officers may elect not to accept these services, if offered, but the Bank will not pay cash in lieu of Outplacement Assistance. In the event the Corporate Senior Officer is receiving Outplacement Assistance, such benefit will terminate on the earlier of (a) the one-year anniversary of the Effective Date of Separation, or (b) the Corporate Senior Officer’s acceptance of an equivalent job offer for a position that has a comparable level of responsibility, skill and knowledge requirements, and salary.
ADMINISTRATION

This Policy will be administered by the Senior Vice President, Director of Human Resources, of the Bank (the “Administrator”). Interpretation and construction by the Bank of any provisions of the Policy will be final. Except as described above, the Bank may amend or rescind all or any part or parts of this Policy at any time and will make, at its sole discretion, any and all determinations necessary for its administration. Without limiting the generality of the foregoing, the Bank will have the authority to determine eligibility for benefits and severance amounts.
Any exception to this Policy must be approved by the Bank President.
EMPLOYMENT RIGHTS

Nothing in this Policy is to be construed as a promise, implied or otherwise, of continued employment with the Bank, or any right to continue in any position or duties. Bank management reserves the right to make any employment decision, at any time, deemed to be in the best interest of the Bank, and employment with the Bank may be terminated at any time and for any reason by the Bank or by the Corporate Senior Officer.
CLAIMS PROCEDURES

The Corporate Senior Officer may make a request for any Policy payments or benefits to which the Corporate Senior Officer believes he/she is entitled. Any such request should be in writing and should be made to the Administrator at the address below:
Senior Vice President, Director of Human Resources
Federal Home Loan Bank of San Francisco
600 California Street, Suite 300
San Francisco, CA 94108
A Corporate Senior Officer’s request for Policy payments or benefits will be considered a claim for Policy payments or benefits, and it will be subject to a full and fair review. If the claim is wholly or partially denied, the Administrator will furnish the Corporate Senior Officer with a written notice of such denial. This written notice must be provided to the Corporate Senior Officer within a

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 9 of 20

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 10 of 20

reasonable period of time (generally 90 calendar days) after the receipt of the claim by the Administrator. The written notice must contain the following information:
(1)    the specific reason or reasons for the denial;
(2)    specific reference to the Policy provisions on which the denial is based;
(3)    a description of any additional information or material necessary to correct the claim and an explanation of why the material or information is necessary; and,
(4)    appropriate information regarding the steps to be taken if the Corporate Senior Officer wishes to submit the claim for review.
If notice of the denial of a claim is not furnished to the Corporate Senior Officer in accordance with the above procedures within a reasonable period of time, the claim will be deemed denied. The Corporate Senior Officer will then be permitted to proceed to the review stage.
If the claim has been denied or deemed denied, and the Corporate Senior Officer desires to submit the claim for review, the Corporate Senior Officer must follow the Claims Review Procedure below.
A Corporate Senior Officer may file a claim in writing with the Administrator upon a denial of a claim for payments or benefits.
THE CORPORATE SENIOR OFFICER MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 60 CALENDAR DAYS AFTER HE/SHE HAS RECEIVED WRITTEN NOTIFICATION OF THE DENIAL OF HIS/HER CLAIM FOR PAYMENTS OR BENEFITS, OR IF NO WRITTEN DENIAL OF THE CLAIM WAS PROVIDED, NO LATER THAN 60 CALENDAR DAYS AFTER THE DEEMED DENIAL OF THE CLAIM.
The Corporate Senior Officer may review all pertinent documents relating to the denial of the claim and submit any issues and comments, in writing, to the Administrator, using the same address as listed above.
The Corporate Senior Officer’s claim for review must be given a full and fair review by the Bank. If the claim for review is denied, the Administrator must provide the Corporate Senior Officer with written notice of this denial within 60 calendar days after the Administrator’s receipt of the written claim for review. The 60-day period may be extended when there are special circumstances that are communicated to the Corporate Senior Officer in writing prior to the end of the 60-day period. If there is an extension, a decision will be made as soon as possible, but not later than 120 calendar days after receipt by the Administrator of the claim for review.
The Bank’s decision on the claim for review will be communicated to the Corporate Senior Officer in writing and will include specific references to the pertinent Policy provisions on which the decision was based.
If the Bank’s decision on review is not furnished to the Corporate Senior Officer within the time limitations described above, the claim will be deemed denied on review.

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 11 of 20

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 12 of 20

If payments or benefits are provided or administered by an insurance company, insurance service, or other similar organization that is subject to regulation under the insurance laws, the claims procedure relating to those benefits may provide for review. If so, that company, service, or organization will be the entity to which claims are addressed. The Corporate Senior Officer may contact the Administrator with respect to any questions regarding the proper person or entity to whom the Corporate Senior Officer should address claims.
Any claim or controversy arising from a claim for payments or benefits that is denied or ignored will be settled by arbitration in San Francisco, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Each party will pay the fees of its own attorneys, the expenses of its witnesses, and all other expenses connected with presenting its case; provided, however, that, except as may be prohibited by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the sole arbitrator, and all other fees and costs, will be borne by the Bank.
APPLICABLE LAWS
The Policy will be governed by and construed in accordance with the laws of the United States and, to the extent state law may be applicable, the laws of the State of California, without regard to the conflicts of laws principles thereof.
CODE SECTION 409A
Payments and benefits provided under this Policy are intended to be exempt from Section 409A of the Code, provided that, if any payment provided at any time hereunder involves non-qualified deferred compensation within the meaning of Section 409A of the Code, the Policy is intended to comply with Section 409A of Code, and the Department of Treasury Regulations and other interpretive guidance issued thereunder (“Section 409A”) and the Policy shall be interpreted and construed as necessary to comply with such intent. To the maximum extent permitted by law, payments under the Policy shall be treated as payments under the short-term deferral rule under Treasury Regulation Section 1.409A-1(b)(4), then as payments or benefits provided as separation pay under Treasury Regulation Section 1.409A-1(b)(9)(iii) or as nontaxable benefits. For purposes of Section 409A of the Code, any right under this Policy to receive any installment payments shall be treated as a right to receive a series of separate and distinct payments. To the extent applicable, if a Corporate Senior Officer is a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) on his or her date of termination of employment, then with regard to any payment that is considered non-qualified deferred compensation under Code Section 409A payable on account of a Separation from Service, such payment or benefit shall be made or commence at the date which is the earlier of (A) the first day of the seventh month after the date of the Corporate Senior Officer’s Separation from Service or (B) the date of the Corporate Senior Officer’s death. Notwithstanding any provision of this Policy to the contrary, in the event that the Bank determines that any compensation or benefits payable or provided hereunder may be subject to Section 409A, the Bank reserves the right (without any obligation to do so or to indemnify the Corporate Senior

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 13 of 20

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 14 of 20

Officer for failure to do so) to adopt such limited amendments to this Policy and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Bank reasonably determines are necessary or appropriate to (a) exempt the compensation and benefits payable under this Policy from Section 409A and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Policy or (b) comply with the requirements of Section 409A. In no event may a Corporate Senior Officer, directly or indirectly, designate the calendar year of any payment to be made under this Policy that is considered non-qualified deferred compensation. In the event the time period for both considering any general release and the general release becoming irrevocable as a condition to receiving a severance payment or taxable benefit will overlap two calendar years, then no amount of such severance payment or taxable benefit shall be paid or provided in the earlier calendar year. The Bank does not guarantee the tax treatment of any payment or benefits made under this Policy, and the Corporate Senior Officer shall be responsible in any event for any taxes or penalties due under federal or state tax laws due to payments or benefits provided hereunder.

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 15 of 20

Exhibit A
BENEFITS PROVIDED TO A CORPORATE SENIOR OFFICER WHO IS A SENIOR VICE PRESIDENT

Severance Benefits upon Involuntary Termination Not In Connection with a Change in Control.

In the event an eligible Senior Vice President experiences a Qualifying Termination other than in connection with a Change in Control, as provided for below, upon the Bank’s receipt of an executed Severance Agreement and Release that has become irrevocable in accordance with its terms and Applicable Laws (but in any event not earlier than the Effective Date of Separation), the Senior Vice President will be entitled to receive a lump sum severance payment in an amount equal to the greater of: (a) twelve weeks of his/her base salary, or (b) the sum of (i) three weeks of his/her base salary, plus (ii) three weeks of his/her base salary for each full year of service at the Bank, and (iii) three weeks of his/her base salary prorated for each partial year of service. Notwithstanding the foregoing, the total severance pay for any Senior Vice President (excluding the one week notice pay or pay in lieu of notice, if applicable) will not exceed twelve months base salary; provided, however, that the severance pay will in no event be paid later than 2-1/2 months after the end of the calendar year in which the Effective Date of Separation occurs.

To the extent permitted by the insurance carrier that provides life insurance to the Bank’s employees, the Bank will continue life insurance coverage for the Senior Vice President for one month after the end of the month in which the Effective Date of Separation occurs. The value of the life insurance benefits provided may be taxable income to the Senior Vice President.

In addition, the Senior Vice President will be entitled to continued health insurance coverage under the Bank’s health insurance policies for the first month immediately following the Effective Date of Separation, with the Bank paying one month’s premium directly to the health insurance company.

Severance Benefits upon Involuntary Termination In Connection with a Change in Control.

In the event an eligible Senior Vice President is involuntarily terminated without “Cause” or voluntarily terminates employment with “Good Reason” within ninety (90) calendar days prior to a “Change in Control” or during a one-year period following a Change in Control, upon the Bank’s timely receipt of an executed Severance Agreement and Release that has become irrevocable in accordance with its terms and Applicable Laws (but in any event not earlier than the Effective Date of Separation or the Change in Control event), the Senior Vice President will receive severance pay in a lump sum equal to one year of base salary. Notwithstanding the foregoing, the severance pay will not be paid later than 2-1/2 months after the end of the calendar year in which the Effective Date of Separation occurs.
Exhibit A - Page 1

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 16 of 20

To the extent permitted by the insurance carrier that provides life insurance to the Bank’s employees, the Bank will continue life insurance coverage for the Senior Vice President for 12 months after the end of the month in which the Effective Date of Separation occurs. However, the Bank will immediately cease paying such premiums prior to the end of the 12-month period if the Senior Vice President accepts employment with another employer that provides a comparable benefit in terms of cost and scope of coverage during the 12-month period.

In addition, the Senior Vice President will be entitled to continued health insurance coverage under the Bank’s health insurance policies at the Bank’s expense for a period of 12 months beginning the first month immediately following the Effective Date of Separation, with the Bank paying premiums directly to the health insurance company. However, the Bank will immediately cease paying such premiums prior to the end of the 12-month period if the Senior Vice President accepts employment with another employer that provides comparable benefits in terms of cost and scope of coverage during the 12-month period. Notwithstanding the foregoing, in the event that providing such health insurance coverage would be discriminatory pursuant to Section 105(h) of the Code or Section 2716 to the Public Health Service Act, then the Bank will provide such healthcare benefits, or a payment in lieu of such healthcare benefits, in a manner as determined in the Bank’s sole discretion that would comply with applicable laws.

The value of the monthly health and life insurance benefits provided may be taxable income to the Senior Vice President.

The Bank has no obligation to pay any severance payments or benefits if the Senior Vice President’s employment is terminated by the Bank with Cause or by the Senior Vice President without Good Reason or the Senior Vice President’s termination is due to death or Disability. If the Change in Control severance payments or benefits are made to a Senior Vice President, he or she will not be eligible for the regular termination severance payments or benefits described above.

If a Senior Vice President becomes entitled to receive any severance payments or benefits pursuant to a Change in Control Agreement entered into by and between the Bank and such Senior Vice President, such Senior Vice President will not be eligible to receive any severance payments or benefits pursuant to the Policy. No provisions of any such Change in Control Agreements will be superseded by this Policy, and any such Change in Control Agreements will otherwise remain in full force and effect.

Notwithstanding the foregoing, in the event the Senior Vice President receives regular termination severance payments or benefits with respect to a Qualifying Termination, and subsequently becomes entitled to receive severance payments or benefits as a result of the occurrence of a Change in Control or pursuant to a Change in Control Agreement, the amount of the severance payments or benefits payable as a result of the termination occurring in connection with a Change in Control will be automatically reduced by the benefits and payments already received by the Senior Vice President as severance pursuant to this Policy.
Exhibit A - Page 2

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 17 of 20

Definitions.

“Cause” means (i) the commission of an act of fraud or embezzlement by the Senior Vice President that has a material adverse impact on the Bank or any successor or affiliate thereof, (ii) a conviction of, or plea of “guilty” or “no contest” to, a felony by the Senior Vice President, (iii) the Senior Vice President’s ongoing and repeated failure or refusal to perform or neglect of his or her duties to the Bank in a material respect, which failure, refusal, or neglect continues for fifteen (15) calendar days following the Senior Vice President’s receipt of written notice from the Bank’s Board of Directors stating with specificity the nature of such failure, refusal, or neglect, or (iv) the Senior Vice President engaging in conduct that has resulted in the Senior Vice President being barred from employment by the Bank by operation of any law or regulation, or by any final order of any court or regulatory authority or any agreement with any regulatory authority, including, without limitation, any removal or barring of employment of the Senior Vice President pursuant to 12 USC §§ 4615, 4616, 4617 or 4636a, or any of their successor sections or provisions. The Bank shall make the determination that “Cause” exists in good faith and only if and when the determination has been approved in good faith by the Bank’s Board of Directors; provided, however, that prior to a final determination that Cause exists, the Bank will (y) provide to the Senior Vice President in writing, in reasonable detail, the reasons for the determination that such “Cause” exists, and (z) provide the Senior Vice President with an opportunity to discuss the determination that “Cause” exists with the Board prior to the final decision to terminate the Senior Vice President’s employment hereunder for such “Cause.”

“Change in Control” means (i) the merger, reorganization, or consolidation of the Bank with or into another Federal Home Loan Bank or other entity, (ii) the sale or transfer of all or substantially all of the business or assets of the Bank to another Federal Home Loan Bank or other entity, (iii) the purchase by the Bank or transfer to the Bank of all or substantially all of the business or assets of another Federal Home Loan Bank, (iv) a change in the composition of the Board of Directors, as a result of one or a series of related transactions, that causes the number of directors of the Bank elected by members of the Bank located in California, Arizona, and Nevada to cease to constitute a majority of the directors of the Bank that are elected by members of the Bank (excluding, for purposes of this clause (iv), non-member independent directors), or (v) the liquidation of the Bank. Provided that the term "reorganization" contained in this definition shall not include any reorganization that is mandated by federal statute, rule, regulation, or directive, including 12 U.S.C. § 1421, et seq., as amended, and 12 U.S.C. § 4501 et seq., as amended, and which the Director of the Federal Housing Finance Agency (or successor agency, “Agency”) has determined should not be a basis for making payment under this Policy, by reason of the capital condition of the Bank or because of unsafe or unsound acts, practices, or condition ascertained in the course of the Agency's supervision of the Bank or because any of the conditions identified in 12 U.S.C. § 4617(a)(3) are met with respect to the Bank (which conditions do not result solely from the mandated reorganization itself, or from action that the Agency has required the Bank to take under 12 U.S. C. § 1431(d)).

Exhibit A - Page 3

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 18 of 20

“Disability” is defined as the Senior Vice President being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under any accident and health plan covering employees of the Bank.
“Good Reason” means: (i) the relocation of the Senior Vice President’s principal place of employment by the Bank to a location more than fifty (50) miles from the Senior Vice President’s principal place of employment as of the Effective Date of Separation that also results in an increase in the commute from his or her principal residence to the Senior Vice President’s principal place of employment of more than fifty (50) miles, (ii) a change in the Senior Vice President’s position that materially reduces his or her duties or responsibilities, or (iii) a material reduction in the aggregate value of the Senior Vice President’s base salary, benefits, and short-term and long-term incentive payment opportunities as an employee of the Bank taken as a whole, other than pursuant to a Bank-wide reduction of base salaries and target incentive payment opportunities for employees of the Bank generally. However, none of the foregoing events or conditions will constitute Good Reason unless: (x) the Senior Vice President provides the Bank with written objection to the event or condition within ninety (90) calendar days following the occurrence thereof, (y) the Bank does not reverse or otherwise fully cure the event or condition within thirty (30) calendar days of receiving that written objection, and (z) the Senior Vice President resigns his or her employment within thirty (30) calendar days following the expiration of that cure period.
Exhibit A - Page 4

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 19 of 20

BENEFITS PROVIDED TO A CORPORATE SENIOR OFFICER WHO IS THEPRESIDENT OR THE EXECUTIVE VICE PRESIDENT

Severance Benefits upon Involuntary Termination Not In Connection with a Change in Control.

In the event the President or Executive Vice President experiences a Qualifying Termination other than in connection with a Change in Control, as provided for below, upon the Bank’s receipt of an executed Severance Agreement and Release that has become irrevocable in accordance with its terms and Applicable Laws (but in any event not earlier than the Effective Date of Separation), the President or the Executive Vice President will be entitled to receive a lump sum severance payment in an amount equal to the greater of: (a) twelve weeks of his/her base salary, or (b) the sum of (i) three weeks of his/her base salary, plus (ii) three weeks of his/her base salary for each full year of service at the Bank, and (iii) three weeks of his/her base salary prorated for each partial year of service. Notwithstanding the foregoing, the total severance pay for the President or the Executive Vice President (excluding the one week notice pay or pay in lieu of notice, if applicable) will not exceed twelve months base salary; provided, however, that the severance pay will in no event be paid later than 2-1/2 months after the end of the calendar year in which the Effective Date of Separation occurs.

To the extent permitted by the insurance carrier that provides life insurance to the Bank’s employees, the Bank will continue life insurance coverage for the President or the Executive Vice President for one month after the end of the month in which the Effective Date of Separation occurs. The value of the life insurance benefits provided may be taxable income to the President or the Executive Vice President.

In addition, the President or the Executive Vice President will be entitled to continued health insurance coverage under the Bank’s health insurance policies for the first month immediately following the Effective Date of Separation, with the Bank paying one month’s premium directly to the health insurance company.

Severance Benefits upon Involuntary Termination In Connection with a Change in Control.

In the event the President or the Executive Vice President experiences a termination of employment within the period commencing on the ninetieth (90th) calendar day prior to a Change in Control and ending on the first anniversary of the Change in Control, severance and benefits will be payable pursuant to the Change in Control Agreement entered into by and between the Bank and each of the President and the Executive Vice President. No provisions of the Change in Control Agreement are superseded by this Policy, and the Change in Control Agreement will otherwise remain in full force and effect.

If the President or the Executive Vice President becomes entitled to receive any severance benefits pursuant to the Change in Control Agreement, they will not be eligible to receive any severance benefits pursuant to the Policy.
Exhibit A - Page 5

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EX 10.16 Corporate Senior Officer Severance Policy Amended and Restated August 14, 2013	Page 20 of 20

Notwithstanding the foregoing, in the event the President or the Executive Vice President receives regular termination severance payments or benefits with respect to a Qualifying Termination, and subsequently becomes entitled to receive severance payments or benefits as a result of the occurrence of a Change in Control or pursuant to a Change in Control Agreement, the amount of the severance payments or benefits payable as a result of the termination occurring in connection with a Change in Control will be automatically reduced by the benefits and payments already received by the President or the Executive Vice President as severance pursuant to this Policy.

Exhibit A - Page 6

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Exhbit E

[JAMS Employment Arbitration Rules and Procedures Rules intentionally omitted from filed copy of the Agreement]